As filed with the Securities and Exchange Commission on December 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PILGRIM’S PRIDE CORPORATION

(and the Subsidiary Guarantors listed on Schedule A hereto)

(Exact name of Registrant Issuer as specified in its charter)

Delaware	2015	75-1285071
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1770 Promontory Circle

Greeley, Colorado 80634

(970) 506-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Matthew Galvanoni

Chief Financial Officer

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634

(970) 506-8000

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Daniel Nam

Victor Mendoza

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

Schedule A – Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia	55-0379497
Gold’n Plump Poultry, LLC	Minnesota	41-1446722
Gold’n Plump Farms, LLC	Minnesota	41-1940786
JFC LLC	Minnesota	90-1027748

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2022.

PROSPECTUS

PILGRIM’S PRIDE CORPORATION

Offers to Exchange

Any and all of the outstanding 4.250% Sustainability-Linked Senior Notes due 2031

for registered 4.250% Sustainability-Linked Senior Notes due 2031

and

Any and all of the outstanding 3.500% Senior Notes due 2032

for registered 3.500% Senior Notes due 2032

On April 8, 2021, we issued $1.0 billion aggregate principal amount of 4.250% Sustainability-Linked Senior Notes due 2031 (the “Existing 2031 Notes”) in a private placement.

On September 2, 2021, we issued $900.0 million in aggregate principal amount of 3.500% Senior Notes due 2032 (the “Existing 2032 Notes” and, together with the Existing 2031 Notes, the “Existing Notes”) in a private placement.

We are offering to exchange (1) our Existing 2031 Notes for newly issued and registered 4.250% Sustainability-Linked Senior Notes due 2031 (the “Registered 2031 Notes”) (such offer to exchange, the “2031 Notes Exchange Offer”) and (2) our Existing 2032 Notes for newly issued and registered 3.500% Senior Notes due 2032 (the “Registered 2032 Notes” and, together with the Registered 2031 Notes, the “Registered Notes”) (such offer to exchange, the “2032 Notes Exchange Offer” and each of the 2031 Notes Exchange Offer and 2032 Notes Exchange Offer, an “Exchange Offer” and, together the “Exchange Offers”). As used herein, the term “Notes” shall mean the Existing Notes together with the Registered Notes, the term “2031 Notes” shall mean the Existing 2031 Notes together with the Registered 2031 Notes and the term “2032 Notes” shall mean the Existing 2032 Notes together with the Registered 2032 Notes.

Each series of Registered Notes will have substantially identical terms to the corresponding series of Existing Notes, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related additional interest provisions applicable to each series of Existing Notes will not apply to such series of Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series. The Registered Notes will be guaranteed on a senior unsecured basis by Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry LLC, Gold’n Plump Farms, LLC and JFC LLC (collectively, the “Subsidiary Guarantors”). Each guarantee constitutes a separate security offered by the Subsidiary Guarantors.

The Existing 2031 Notes were, and the Registered 2031 Notes will be, issued under an indenture, dated as of April 8, 2021 (as amended by that certain First Supplemental Indenture, dated as of September 22, 2022, the “2031 Notes Indenture”), by and among Pilgrim’s Pride, the Subsidiary Guarantors and Regions Bank, as trustee (the “2031 Notes Trustee”). The Existing 2032 Notes were, and the Registered 2032 Notes will be, issued under an indenture, dated as of September 2, 2021 (as amended by that certain First Supplemental Indenture, dated as of September 22, 2022, the “2032 Notes Indenture” and, together with the 2031 Notes Indenture, the “Indentures”), by and among Pilgrim’s Pride, the Subsidiary Guarantors and Regions Bank, as trustee (the “2032 Notes Trustee” and, together with the 2031 Notes Trustee, the “Trustee”).

Each series of Registered Notes will be exchanged for Existing Notes of the corresponding series in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Registered Notes in the Exchange Offers.

Each Exchange Offer will expire at 5:00 p.m. New York City time on                 , 2023, unless extended (the “Expiration Date”). You may withdraw tenders of Existing Notes at any time prior to the applicable Expiration Date.

We do not intend to list the Registered Notes on any securities exchange or any automated quotation system.

Our common shares trade on The Nasdaq Stock Market LLC under the symbol “PPC.”

See “Risk Factors” beginning on page 10 for a discussion of risk factors that you should consider prior to tendering your Existing Notes in the Exchange Offers as well as the risk factors and other information contained or incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023

This prospectus may only be used where it is legal to make the Exchange Offers and by a broker-dealer for resales of Registered Notes acquired in the Exchange Offers where it is legal to do so.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: 1770 Promontory Circle, Greeley, Colorado 80634, (970) 506-7783, Attn: Investor Relations, IRPPC@pilgrims.com. In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than                 , 2023, which is five full business days before you must make a decision regarding the Exchange Offers.

In making a decision regarding the Exchange Offers, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

None of Pilgrim’s Pride Corporation, the Exchange Agent or any affiliate of either of them makes any recommendation as to whether or not holders of Existing Notes should exchange their series of Existing Notes for the corresponding series of Registered Notes in response to the Exchange Offers.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Existing Notes where such Registered Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date, to make this prospectus available, upon request, to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

Certain written and oral statements made by our Company and subsidiaries of our Company contained in this prospectus (including information incorporated by reference herein) may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made herein, in our other filings with the SEC, in press releases, and in certain other oral and written presentations. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “imply,” “intend,” “should,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following:

•

The COVID-19 pandemic and its impact on business and economic conditions have negatively affected, and could continue to negatively affect our business, results of operations, financial condition and the trading of our securities;

•	Industry cyclicality can affect our earnings, especially due to fluctuations in commodity prices of feed ingredients, chicken and pork;

•

Outbreaks of livestock diseases in general and poultry and pig diseases in particular, including avian influenza and African swine fever, can significantly and adversely affect our ability to conduct our operations and the demand for our products;

•

If our products become contaminated, we may be subject to product liability claims and product recalls. Such product liability claims or product recalls can adversely affect our business reputation, expose us to increased scrutiny by federal and state regulators and may not be fully covered by insurance;

•	Our foreign operations and commerce in international markets pose special risks to our business and operations

•

Competition in the chicken and pork industries with other vertically integrated chicken or pork companies may make us unable to compete successfully in this industry, which could adversely affect our business;

•	Changes in consumer preference and failure to maintain favorable consumer perception of our branded products could negatively impact our U.S. Prepared Foods and Pilgrim’s Food Masters businesses;

•	Media campaigns related to food production; regulatory and customer focus on environmental, social and governance responsibility; and recent increased focus and attention by the U.S. government on

i

market dynamics in the meat processing industry could expose us to additional costs or risks;

•

We are increasingly dependent on information technology, and our business and reputation could suffer if we are unable to protect our information technology systems against, or effectively respond to, cyber-attacks, other cyber incidents or security breaches or if our information technology systems are otherwise disrupted;

•	Our operations are subject to general risks of litigation;

•	We may not be able to successfully integrate the operations of companies we acquire or benefit from growth opportunities;

•	The consolidation of customers and/or the loss of one or more of our largest customers could adversely affect our business;

•	We depend on contract growers and independent producers to supply us with livestock;

•	Changes in consumer preference could negatively impact our business;

•	Regulation, present and future, is a constant factor affecting our business;

•	Our operations may be adversely impacted by Brexit;

•

Our performance depends on favorable labor relations with our employees and our compliance with labor laws. Any deterioration of those relations or increase in labor costs due to our compliance with labor laws could adversely affect our business;

•	Loss of essential employees or material increase in employee turnover could have a significant negative impact on our business;

•	JBS USA beneficially owns a majority of our common stock and has the ability to control the vote on most matters brought before the holders of our common stock;

•	Our future financial and operating flexibility may be adversely affected by significant leverage;

•	The interest rates of our credit facilities are priced using a spread over LIBOR;

•	Impairment in the carrying value of goodwill or other identifiable intangible assets could negatively affect our operating results;

•	Our business may be negatively impacted by economic or other consequences from Russia’s war against Ukraine and the sanctions imposed as a response to that action;

•	Extreme weather, natural disasters or other events beyond our control could negatively impact our business; and

•	Other risks described herein and under “Risk Factors” in our 2021 Annual Report on Form 10-K.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control.

The Company’s forward-looking statements speak only as of the date of this prospectus or as of the date they are made. In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes to information contained in previous filings or communications. Although we have attempted to list comprehensively these important cautionary risk factors, we must caution investors and others that other factors may in the future prove to be important and affect our business or results of operations. The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled “Risk Factors” on page 10 of this prospectus

ii

and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as applicable in our Quarterly Report on Form 10-Q for the quarterly periods ended March 27, 2022, June 26, 2022, and September 25, 2022, and in our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, each of which is incorporated by reference in this prospectus and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or the documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding our Company and the Registered Notes appearing elsewhere in this prospectus or the documents incorporated by reference in this prospectus. You should also carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” in this prospectus or the documents incorporated by reference in this prospectus, and the consolidated financial statements and the related notes incorporated by reference in this prospectus, before making a decision regarding the Exchange Offers.

In this prospectus, except as the context otherwise requires or as otherwise indicated, references to “Pilgrim’s Pride,” “PPC,” the “Company,” “we,” “us” and “our” (or similar terms) refer to Pilgrim’s Pride Corporation together with its consolidated subsidiaries.

Pilgrim’s Pride Corporation

Pilgrim’s Pride Corporation is primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken and pork products to retailers, distributors and foodservice operators. JBS S.A., through its indirect wholly-owned subsidiaries (together, “JBS”), beneficially owns 82.65% of our outstanding common stock.

We market our balanced portfolio of fresh, prepared and value-added meat products to a diverse set of over 55,000 customers across the U.S., the U.K. and Europe, Mexico and in approximately 125 other countries. Our sales efforts are largely targeted towards the foodservice industry, principally chain restaurants and food processors, such as Chick-fil-A® and retail customers, including grocery store chains and wholesale clubs, such as Kroger®, Costco®, Publix® and H-E-B® in the U.S., chain restaurants such as McDonald’s® and grocery store chains such as Tesco and Waitrose in the U.K. and Europe, and grocery store chains such as Wal-Mart® in Mexico.

As a vertically integrated company, we are able to control every phase of the production process, which helps us manage food safety and quality, control margins and improve customer service. Our plants are strategically located to ensure that customers timely receive fresh products. With our global network of approximately 5,100 growers, 35 feed mills, 48 hatcheries, 43 processing plants, 37 prepared foods cook plants, 30 distribution centers, 10 rendering facilities and four pet food plants, we believe we are well-positioned to supply the growing demand for our products.

On September 24, 2021, the Company acquired 100% of the equity of the specialty meats and ready meals businesses of Kerry Group plc for cash of £695.3 million, or $954.1 million, subject to customary working capital adjustments. The specialty meats and ready meals businesses of Kerry Group plc, which have subsequently changed their name to Pilgrim’s Food Masters (“PFM”), are leading manufacturers of branded and private label meats, meat snacks, food to-go products in the U.K. and the Republic of Ireland and a leading ethnic chilled and frozen ready meals business in the U.K. The acquired operations are included in our U.K. and Europe reportable segment.

On October 15, 2019, the Company acquired 100% of the equity of Tulip Limited and its subsidiaries (together, “Tulip”) from Danish Crown AmbA for £311.3 million, or $393.3 million for cash. Tulip, which has subsequently changed its name to Pilgrim’s Pride Ltd. (“PPL”), is a leading, integrated prepared pork supplier headquartered in Warwick, U.K. This acquisition solidifies Pilgrim’s as a leading European food company, creating one of the largest integrated prepared foods businesses in the U.K. The PPL operations are included in our U.K. and Europe reportable segment.

We operate on the basis of a 52/53-week fiscal year that ends on the Sunday falling on or before December 31. Any reference we make to a particular year, for example, 2021, applies to our fiscal year and not the calendar year. Fiscal 2021 was a 52-week fiscal year.

The Exchange Offers

The Exchange Offers:	We are offering to exchange up to:

•

$1.0 billion aggregate principal amount of newly issued and registered 4.250% Sustainability-Linked Senior Notes due 2031 (the “Registered 2031 Notes”) for an equal principal amount of our outstanding 4.250% Sustainability-Linked Senior Notes due 2031 Notes (the “Existing 2031 Notes”) (such offer to exchange, the “2031 Notes Exchange Offer”); and

•

$900.0 million aggregate principal amount of newly issued and registered 3.500% Senior Notes due 2032 (the “Registered 2032 Notes” and, together with the Registered 2031 Notes, the “Registered Notes”) for an equal principal amount of our outstanding 3.500% Senior Notes due 2032 (the “Existing 2032 Notes” and, together with the Existing 2031 Notes, the “Existing Notes”) (such offer to exchange, the “2032 Notes Exchange Offer” and each of the 2031 Notes Exchange Offer and 2032 Notes Exchange Offer, an “Exchange Offer” and, together the “Exchange Offers”).

Purpose of the Exchange Offers:	The Registered Notes are being offered to satisfy our obligations under the registration rights agreement, dated as of September 28, 2022, by and among us, as issuer, and RBC Capital Markets, LLC, Barclays Capital Inc., BMO Capital Markets Corp. and Mizuho Securities USA LLC, as solicitation agents (the “Registration Rights Agreement”).

Subject to limited exceptions, after the Exchange Offers are complete, you will not have any further rights under the Registration Rights Agreement, including any right to require us to register any of the Existing Notes that you do not exchange, to file a shelf registration statement to cover resales of the Existing Notes or to pay you the additional interest we agreed to pay to holders of Existing Notes if we failed to satisfy our obligations under the Registration Rights Agreement.

The Notes:	Each series of Registered Notes will have substantially identical terms to such series of Existing Notes, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related additional interest provisions applicable to each series of Existing Notes will not apply to such series of Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series.

The Registered Notes will initially be guaranteed on a senior unsecured basis by the Subsidiary Guarantors, which guarantee the Existing Notes. Each guarantee constitutes a separate security offered by the Subsidiary Guarantors. Each series of Registered Notes will be part of the same corresponding series of the Existing Notes and will be issued under the same applicable Indenture. Holders of Existing Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Denomination:	Each series of Registered Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing Notes will be accepted if it results in the issuance of less than $2,000 principal amount of Registered Notes.

Expiration Date:	Each Exchange Offer will expire at 5:00 p.m., New York City time, on , 2023, unless we extend it in our sole discretion. The time and date of expiration of each Exchange Offer, as each such time and date may be extended is referred to, in each case, as the “Expiration Date.”

Settlement Date:	The Settlement Date for the Exchange Offers will be promptly after the Expiration Date.

Procedures for Tendering the Existing Notes:	If you wish to accept the applicable Exchange Offer, you must tender your Existing Notes in accordance with the book-entry procedures described under “The Exchange Offers—Book-Entry Delivery Procedures for Tendering Existing Notes Held with DTC,” and transmit an agent’s message to the Exchange Agent through the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) See “The Exchange Offers—Procedures for Tendering.”

Consequences of Failure to Exchange the Existing Notes:	You will continue to hold Existing Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Existing Notes or you tender your Existing Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Existing Notes after we consummate the Exchange Offers. See “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Consequences of Failure To Exchange.”

Conditions to the Exchange Offers:	The Exchange Offers are subject to several customary conditions. We will not be required to accept for exchange, or to issue any Registered Notes in exchange for, any Existing Notes, and we may terminate or amend the Exchange Offers with respect to one or more series of the Existing Notes if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC. The foregoing conditions are for our sole benefit and may be waived by us at any time. See “The Exchange Offers—Conditions to the Exchange Offers.” In addition, we will not accept for exchange any Existing Notes tendered, and no Registered Notes will be issued in exchange for any such Existing Notes, if at any time any stop order is threatened or in effect.

With respect to each Exchange Offer, we reserve the right to terminate or amend such Exchange Offer at any time prior to the applicable Expiration Date upon the occurrence of any of the foregoing events.

With respect to each Exchange Offer, if we make a material change to the terms of such Exchange Offer, we will, to the extent required by law, disseminate additional offer materials and extend such Exchange Offer.

Withdrawal Rights:	Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Existing Notes, a notice of withdrawal must be actually received by the Exchange Agent at its address set forth in “The Exchange Offers—Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer—Withdrawal.”

Registration Rights Agreement:	We have undertaken the Exchange Offers pursuant to the terms of the Registration Rights Agreement. Under the Registration Rights Agreement, we agreed, among other things, to consummate an exchange offer for the Existing Notes pursuant to an effective registration statement or to cause resales of the Existing Notes to be registered. We have filed this registration statement to meet our obligations under the Registration Rights Agreement. If we fail to satisfy certain obligations under the Registration Rights Agreement with respect to a series of Existing Notes, we are required to pay additional interest to holders of such series of Existing Notes under specified circumstances. See “Registration Rights.”

Resale of the Registered Notes:	We believe the Registered Notes that will be issued in the Exchange Offers may be resold by most investors without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Each broker-dealer that receives Registered Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. See “Plan of Distribution.” By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. You should read the discussions under “The Exchange Offers” and “Plan of Distribution” for further information regarding the Exchange Offers and resale of the Registered Notes.

Acceptance of Existing Notes for Exchange and Delivery of Registered Notes:

Except in some circumstances, any and all Existing Notes that are validly tendered in the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The Registered Notes issued pursuant to the Exchange Offers will be delivered promptly after such acceptance. See “The Exchange

Offers—Acceptance of Existing Notes for Exchange and Delivery of Registered Notes.”

Exchange Agent:	D.F. King & Co., Inc., is serving as the Exchange Agent (the “Exchange Agent”).

Certain United States Federal Income Tax Considerations:	We believe that the exchange of the Existing Notes for the Registered Notes will not constitute a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

The Registered Notes

The following is a brief summary of the principal terms of the Registered Notes. The terms of each series of the Registered Notes are identical in all material respects to those of the corresponding series of the Existing Notes except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related additional interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Registered Notes and the terms and provisions of the applicable Indenture that govern the Existing Notes and will govern the Registered Notes, see “Description of the Registered Notes.”

Issuer:	Pilgrim’s Pride Corporation, a corporation duly organized and existing under the laws of the State of Delaware.

Subsidiary Guarantors:	Pilgrim’s Pride Corporation of West Virginia, Inc., a corporation duly organized and existing under the laws of the State of West Virginia;

Gold’n Plump Poultry, LLC, a limited liability company duly formed and existing under the laws of the State of Minnesota;

Gold’n Plump Farms, LLC, a limited liability company duly formed and existing under the laws of the State of Minnesota; and

JFC LLC, a limited liability company duly formed and existing under the laws of the State of Minnesota.

Securities Offered:	Up to $1.0 billion aggregate principal amount of Registered 2031 Notes.

Up to $900.0 million aggregate principal amount of Registered 2032 Notes.

Guarantees:	The Registered Notes will be guaranteed on a senior unsecured basis (the “Guarantees”) by the Subsidiary Guarantors and any other of the Company’s domestic wholly-owned restricted subsidiaries that guarantees our U.S. secured credit facility.

Maturity Date:

Registered 2031 Notes	April 15, 2031

Registered 2032 Notes	March 1, 2032

Interest:

Registered 2031 Notes	The Registered 2031 Notes will bear interest at 4.250% per year, payable on April 15 and October 15 of each year, commencing on April 15, 2023.

From and including October 15, 2026, the interest rate payable on the Registered 2031 Notes shall be increased by 25 basis points per annum unless the Company has notified the trustee at least 30 days prior to October 15, 2026 that in respect of the year ended December 31, 2025, (i) the Sustainability Performance Target (as defined in the 2031 Notes Indenture) has been satisfied and (ii) the satisfaction of the Sustainability Performance Target has been confirmed by the external verifier in accordance with its customary procedures.

Registered 2032 Notes	The Registered 2032 Notes will bear interest at 3.500% per year, payable on March 1 and September 1 of each year, commencing on March 1, 2023.

The Registered Notes of each series will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Existing Notes accepted in the Exchange Offers.

Except as set forth above, no accrued but unpaid interest will be paid with respect to Existing Notes tendered for exchange.

Optional Redemption:	We may redeem each series of Registered Notes, in whole or in part, at any time or from time to time at the redemption prices set forth under “Description of the Registered Notes—Optional Redemption.”

Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the Registered Notes”), we will be required to make an offer to purchase the Registered Notes at a purchase price equal to 101% of the aggregate principal amount of the Registered Notes being repurchased plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Registered Notes—Change of Control Triggering Event.”

Certain Covenants:	The applicable Indenture governing each series of Registered Notes will restrict our ability and the ability of our significant subsidiaries that guarantee such series of Registered Notes to create certain liens on future Principal Properties (as defined under “Description of the Registered Notes—Certain Definitions”) and our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets. However, these restrictions are subject to certain significant exceptions, as further described under the heading “Description of the Registered Notes—Certain Covenants,” in this prospectus.

Ranking:

The Registered Notes and the Guarantees will be our and the Subsidiary Guarantors’ unsecured senior obligations and will rank equally with all of our and the Subsidiary Guarantors’ existing and future unsecured senior debt and rank senior to all of our and the Subsidiary Guarantors’ existing and future subordinated debt. The Registered Notes and the Guarantees will be effectively junior to our and the Subsidiary Guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt. The

Registered Notes and the Guarantees will be structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the Registered Notes.

DTC Eligibility:	The Registered Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the Registered Notes—Book-Entry; Delivery and Form.”

Same-Day Settlement:	Beneficial interests in the Registered Notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such beneficial interests will be settled in immediately available funds. See “Description of the Registered Notes—Same-Day Settlement in respect of the Notes Represented by Global Notes.”

No Listing of the Registered Notes:	We do not intend to apply to list the Registered Notes on any securities exchange or to have the Registered Notes quoted on any automated quotation system.

Governing Law:	Each series of Registered Notes and the applicable Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Registrar and Paying Agent:	Regions Bank.

Risk Factors:	See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by holders of Existing Notes before tendering their Existing Notes pursuant to the Exchange Offers and investing in the Registered Notes.

RISK FACTORS

The terms of each series of Registered Notes are identical in all material respects to those of the corresponding series of Existing Notes, except that the transfer restrictions, registration rights and related additional interest provisions applicable to the Existing Notes will not apply to the Registered Notes. Before making a decision regarding the Exchange Offers, you should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus, including the information in Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, Part II, Item 1A, “Risk Factors,” in our most recent Quarterly Report on Form 10-Q and subsequent filings made with the SEC and incorporated by reference in this prospectus, before making an investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. See “Forward-Looking Statements” in this prospectus.

Risks Related to the Exchange Offers

The Exchange Offers may not be consummated.

The Exchange Offers are subject to the satisfaction of certain conditions, including if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC (the “Staff”). Even if the Exchange Offers are completed, any or all of them may not be completed on the schedule described in this prospectus.

Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive the Registered Notes, during which time those holders will not be able to effect transfers of their Existing Notes tendered in the applicable Exchange Offer.

If you fail to exchange your Existing Notes, they will continue to be restricted securities and will likely become less liquid.

Existing Notes that you do not tender, or we do not accept, will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue each series of Registered Notes in exchange for the Existing Notes of the corresponding series pursuant to the applicable Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Conditions to the Exchange Offers.”

Because we anticipate that all or substantially all holders of Existing Notes will elect to exchange their Existing Notes in these Exchange Offers, we expect that the market for any Existing Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Existing Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Existing Notes of the applicable series outstanding. If you do not tender your Existing Notes following the Exchange Offers, you generally will not have any further registration rights, and your Existing Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Existing Notes of each series is likely to be adversely affected.

Late deliveries of Existing Notes could prevent a holder from exchanging its Existing Notes.

Holders are responsible for complying with all procedures of the Exchange Offers. The issuance of Registered Notes in exchange for Existing Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of each series of Existing Notes who wish to exchange them for Registered Notes of the corresponding series should allow sufficient time for timely completion of the applicable Exchange Offer procedures. Neither we nor the Exchange Agent are obligated to extend the offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the Registered Notes may be restricted.

A broker-dealer that purchased Existing Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the Registered Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Registered Notes. See “Plan of Distribution.”

Risks Related to the Notes

The Notes will be unsecured and will be effectively subordinated to our and the Subsidiary Guarantors’ senior secured indebtedness.

Our obligations under the Notes and the Subsidiary Guarantors’ obligations under the guarantees of the Notes will not be secured by any of our or our subsidiaries’ assets. Our borrowings under our U.S. Credit Facility and the related guarantees will be secured by a pledge of substantially all of our and the Subsidiary Guarantors’ assets. As a result, the Existing Notes are, the Restricted Notes will be, and the related Guarantees are, effectively subordinated to all of our and the Subsidiary Guarantors’ secured indebtedness and other obligations to the extent of the value of the assets securing such obligations.

As of September 25, 2022, we and the Subsidiary Guarantors would have had outstanding approximately $486.4 million in secured indebtedness that would have ranked effectively senior to the Notes to the extent of the value of the collateral securing such debt and an additional $763.9 million of availability under our U.S. Credit Facility, subject to customary borrowing conditions, including a borrowing base. In addition, the Indentures permit us and our significant subsidiaries that guarantee the Notes to incur additional secured indebtedness, subject to certain restrictions.

If we and the Subsidiary Guarantors were to become insolvent or otherwise fail to make payments on the Notes, holders of our and the Subsidiary Guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the Notes would receive any payments. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes and all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You therefore may not be fully repaid in the event we become insolvent or otherwise fail to make payments on the Notes.

The Notes and the related Guarantees will be structurally subordinated to the debt of all of our non-guarantor subsidiaries.

The Notes will be guaranteed on an unsecured senior basis by the Subsidiary Guarantors and any of our other domestic wholly-owned restricted subsidiaries that guarantee our U.S. Credit Facility. The Notes and the related Guarantees will be structurally subordinated to the debt (including trade payables but excluding intercompany obligations) of all of our non-guarantor subsidiaries to the extent of the value of their assets, and holders of the Notes will not have any claim as a creditor against any non-guarantor subsidiary. All obligations of each non-guarantor subsidiary will have to be satisfied before any of the assets of such subsidiary would be available for distribution, upon a liquidation or otherwise, to us or the Subsidiary Guarantors of the Notes. In addition, subject to certain limitations, the applicable Indenture under which the Registered Notes will be issued will permit us to designate a subsidiary as an unrestricted subsidiary, at which time it will be released from its guarantee of the Notes.

The terms of our U.S. Credit Facility and the Indentures contain limited restrictive covenants and we may incur substantially more indebtedness or take other actions which may affect our ability to satisfy our obligations under the Notes.

Our U.S. Credit Facility includes a number of customary restrictive covenants. These covenants could impair our financing and operational flexibility and make it difficult for us to react to market conditions and satisfy our ongoing capital needs and unanticipated cash requirements. Specifically, such covenants under our U.S. Credit Facility may restrict our ability and, if applicable, the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens;

•	engage in sale-leaseback transactions;

•	pay dividends or make distributions in respect of capital stock;

•	purchase or redeem capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	issue or sell stock of restricted subsidiaries;

•	enter into transactions with affiliates; or

•	effect a consolidation or merger.

In addition, our U.S. Credit Facility requires us to comply with a covenant requiring a minimum net leverage ratio and a minimum interest coverage ratio. Our ability to comply with some of these covenants are subject to events outside of our control.

The Indentures will restrict our ability and the ability of our significant subsidiaries that guarantee the Notes to create certain liens on future Principal Properties (as defined in “Description of the Registered Notes—Certain Definitions”) and our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets. However, these restrictions are subject to certain significant exceptions. See “Description of the Registered Notes—Certain Covenants.”

Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness we may incur from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms, or if the agreements governing our ultimate parent company’s debt restrict our operational or financing flexibility by prohibiting us from taking steps to react to market conditions or satisfy ongoing capital needs or unanticipated cash requirements including through debt incurrence, our results of operations and financial condition could be adversely affected, which in turn could adversely affect our ability to satisfy our obligations under the Notes.

The Indentures do not contain any financial or operating covenants or restrictions on the incurrence of indebtedness, the payments of dividends or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the Registered Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.

Our ability to recapitalize, incur additional indebtedness and take a number of other actions that will not be limited by the terms of the Indentures could have the effect of diminishing our ability to make payments on the Notes when due and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

If we default on our obligations to pay our other debt, we may not be able to make payments on the Notes.

Any default under the agreements governing our other debt, including our U.S. Credit Facility, and the remedies sought by the holders of such debt, could prevent us from paying principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other debt, or if we otherwise fail to comply with the various covenants in our debt instruments, we could be in default under the terms of the agreements governing our other debt. In the event of such default:

•

the holders of such debt may be able to cause all of our available cash flow to be used to pay such debt and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to amend or modify the agreements governing our other debt or seek concessions from the holders of such debt.

We may not have the funds necessary to finance any change of control repurchase offer as required by the Indentures.

If a Change of Control Triggering Event occurs as described under “Description of the Registered Notes—Change of Control Triggering Event,” we will be required to offer to repurchase your Notes at 101% of their principal amount together with all accrued and unpaid interest, if any, to the date of repurchase.

However, if a repurchase offer were required, we may not have sufficient funds or be able to obtain financing from third parties to pay the repurchase price for all debt required to be repurchased. If a repurchase offer obligation were to arise under the Indentures, that change of control may also constitute an event of default under our U.S. Credit Facility or any future credit or debt agreements then in place.

The market price of the Registered Notes may be volatile, which could affect the value of your investment.

It is impossible to predict whether the price of the Registered Notes will rise or fall. Trading prices of the Registered Notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high-yield notes, will also have an impact on the trading prices of the Registered Notes.

An active trading market for the Registered Notes may not develop.

Each series of Registered Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the Registered Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Registered Notes of any series will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the Registered Notes. Further, there can be no assurance as to the liquidity of any market that may develop for the Registered Notes, your ability to sell the Registered Notes or the price at which you will be able to sell the Registered Notes. Future trading prices of the Registered Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Registered Notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Registered Notes;

•	the outstanding amount of the Registered Notes;

•	the terms related to optional redemption of the Registered Notes; and

•	the level, direction and volatility of market interest rates generally.

The Registered Notes may receive a lower rating than anticipated.

If one or more rating agencies assign the applicable Registered Notes ratings lower than the ratings expected by investors, or reduce their respective ratings in the future, the market price of such series of Registered Notes would be harmed.

Current global financial conditions could adversely affect the availability of new financing and our operations.

Current global financial conditions have been characterized by increased market volatility and uncertainty. These factors may adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us or at all. In addition, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted.

The Guarantees could be voided if they constitute a fraudulent transfer under United States bankruptcy or similar state law, which would prevent the holders of the Registered Notes from relying on the Subsidiary Guarantors to satisfy their claims.

Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, the Guarantees can be voided, or claims under the Guarantees may be subordinated to all other indebtedness of the Subsidiary Guarantors if, among other things, the Subsidiary Guarantors, at the time it incurred the indebtedness evidenced by the Guarantees or, in some states, when payments become due under the Guarantees, received less than reasonably equivalent value or fair consideration for the incurrence of the Guarantees and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the Subsidiary Guarantors’ remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The Guarantees may also be voided, without regard to the above factors, if a court found that the Subsidiary Guarantors entered into the Guarantees with the actual intent to hinder, delay or defraud its creditors. A court would likely find that the Subsidiary Guarantors did not receive reasonably equivalent value or fair consideration for the Guarantees if the Subsidiary Guarantors did not substantially benefit directly or indirectly from the issuance of the Registered Notes. If a court were to void the Guarantees with respect to the Registered Notes, the holders of the Registered Notes would no longer have a claim against the Subsidiary Guarantors. Sufficient funds to repay the Registered Notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from the Subsidiary Guarantors.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, the Subsidiary Guarantors would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

The Guarantees for the Registered Notes will contain a provision intended to limit the Subsidiary Guarantors’ liability to the maximum amount that it could incur without causing the incurrence of obligations under the Guarantees to be a fraudulent transfer. See “Description of the Registered Notes—Guarantees.” This provision may not be effective to protect the Guarantees from being voided under fraudulent transfer law.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

Pursuant to the Registration Rights Agreement, we agreed, for the benefit of the holders of Existing Notes, at our cost, to use our commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to registered offers to exchange the Existing Notes of each series for Registered Notes of the same series, which will have terms identical in all material respects to such Existing Notes, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related additional interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series. See “Registration Rights.”

General

Under existing interpretations of the Staff of the SEC, the Registered Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Existing Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the Registered Notes:

•	will not be able to rely on the interpretations of the Staff;

•	will not be entitled to participate in the Exchange Offers; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Registered Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Existing Notes that participates in the Exchange Offers will be required to represent to us at the time it transmits an agent’s message through ATOP and the consummation of the Exchange Offers that:

•	it is not an affiliate of ours;

•	it is not a broker-dealer tendering notes acquired directly from us for its own account;

•	the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•

it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

Our consummation of the Exchange Offers is subject to certain conditions described in the Registration Rights Agreement, including, without limitation, our receipt of the representations from participating holders as described above and in the Registration Rights Agreement.

In connection with any resales of the Registered Notes, any broker-dealer that acquired Registered Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Registered Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of Registered Notes.

Terms of the Exchange Offers

Pilgrim’s Pride is offering holders of the Existing Notes the opportunity to exchange any and all of their series of Existing Notes for the corresponding series of Registered Notes. This prospectus contains the terms and conditions of the Exchange Offers. Upon the terms and subject to the conditions included in this prospectus, we will accept for exchange the series of Existing Notes which are properly tendered on or prior to the Expiration Date, unless you have previously withdrawn them.

When you tender your Existing Notes as provided below, our acceptance of the Existing Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus. In tendering Existing Notes, you should also note the following important information:

•

The Existing Notes may be tendered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their Existing Notes should ensure that they retain a principal amount of Existing Notes amounting to at least the minimum denomination equal to $2,000. The Registered Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing Notes will be accepted if it results in the issuance of less than $2,000 principal amount of Registered Notes.

•

Each Exchange Offer will remain open for 20 business days after the date notice is sent to the holders of the Existing Notes, or longer if required by applicable law. We are sending this prospectus on                 , 2023, to all of the registered holders of Existing Notes.

•	Each Exchange Offer expires at 5:00 p.m., New York City time, on , 2023; provided, however, that we, in our sole discretion, may extend the period of time for which an Exchange Offer is open.

•	Neither Exchange Offer is conditioned upon any minimum principal amount of the Existing Notes being tendered.

•	Our obligation to accept the Existing Notes for exchange in the Exchange Offers is subject to the conditions described under “—Conditions to the Exchange Offers.”

•

We expressly reserve the right, at any time, to extend the period of time during which an Exchange Offer is open, and thereby delay acceptance of any Existing Notes, by giving oral (promptly followed in writing) or written notice of an extension to the Exchange Agent and notice of that extension to the holders of the Notes as described below. During any extension, all Existing Notes of a series previously tendered will remain subject to the applicable Exchange Offer unless withdrawal rights are exercised as described under “—Withdrawal.” Any Existing Notes of a series not accepted for exchange for any reason will be returned without expense to the tendering holder of such series of Existing Notes promptly after the expiration or termination of the applicable Exchange Offer.

•

We expressly reserve the right to amend or terminate either Exchange Offer, and to not accept for exchange any series of Existing Notes that we have not yet accepted for exchange, at any time prior to the Expiration Date. If we make a material change to the terms of an Exchange Offer, including the waiver of a material condition, we will, to the extent required by law, disseminate additional offer materials and extend the period of time during which such Exchange Offer is open so that at least five business days remain in such Exchange Offer following notice of a material change.

•

Existing Notes which are not tendered for exchange, or are tendered but not accepted, in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the Indentures, but will not be entitled to any further registration rights under the Registration Rights Agreement.

•	We intend to conduct the Exchange Offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•	By exchanging your Existing Notes for Registered Notes, you will be making to us the representations described under “—Resale of the Registered Notes.”

Expiration Date; Extensions; Termination; Amendments

The Exchange Offers expire on the Expiration Date, which is 5:00 p.m., New York City time, on                 , 2023, subject to Pilgrim’s Pride’s right to extend that time and date in Pilgrim’s Pride’s sole discretion (which right is subject to applicable law), in which case the Expiration Date means the latest time and date to which the Expiration Date is extended. To extend the Expiration Date for an Exchange Offer, Pilgrim’s Pride will notify the Exchange Agent and will make a public announcement thereof before 5:00 p.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Expiration Date for an Exchange Offer, all Existing Notes previously tendered in such extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by Pilgrim’s Pride.

Subject to applicable law, Pilgrim’s Pride expressly reserves the right, in its sole discretion and with respect to either or both of the Exchange Offers, to:

•	delay accepting any series of the Existing Notes, to extend either or both Exchange Offers or to terminate either or both Exchange Offers and not accept any Existing Notes;

•	extend the Expiration Date for either or both Exchange Offers;

•	terminate either or both Exchange Offers and return all tendered Existing Notes to the respective tendering holders; and

•

amend, modify or waive, in whole or in part, at any time, or from time to time, the terms of either or o both Exchange Offers in any respect, including waiver of any conditions to consummation of either or both Exchange Offers.

If any termination or material amendment occurs, we will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Existing Notes as promptly as practicable. Additionally, in the event of a material amendment or change in either or both Exchange Offers, which would include any waiver of a material condition hereof, we will extend the applicable Exchange Offer, if necessary, so that at least five business days remain in such Exchange Offer following notice of the material amendment or change, as applicable. Unless we terminate either or both Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date, we will exchange the series of Registered Notes for the tendered Existing Notes of the corresponding series promptly after the Expiration Date and will issue to the Exchange Agent the series of Registered Notes for Existing Notes of the corresponding series validly tendered, not withdrawn and accepted for exchange. Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offers. See “—Acceptance of Existing Notes for Exchange and Delivery of Registered Notes.”

Settlement Date

The Settlement Date for the Exchange Offers will be promptly after the Expiration Date. Pilgrim’s Pride will not be obligated to deliver Registered Notes unless the applicable Exchange Offer is consummated.

Procedures for Tendering

If you wish to participate in the Exchange Offers and your Existing Notes are held by a custodial entity such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Existing Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction. It is your responsibility to properly tender your Existing Notes.

To participate in the Exchange Offers, you must comply with the ATOP procedures for book-entry transfer described below prior to the Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offers are eligible for ATOP with respect to book-entry notes held through DTC.

The method of delivery of Existing Notes and all other required documents to the Exchange Agent, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the election and risk of the holder of the Existing Notes.

No Letter of Transmittal

No letter of transmittal needs to be executed in relation to the Exchange Offers. The valid electronic tendering of Existing Notes in exchange for Registered Notes in accordance with DTC’s ATOP procedures shall constitute a valid tender of Existing Notes.

Book-Entry Delivery Procedures for Tendering Existing Notes Held with DTC

If you wish to tender Existing Notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your Existing Notes pursuant to the applicable Exchange Offer; and

•	instruct your nominee to tender all Existing Notes you wish to be tendered in the applicable Exchange Offer into the Exchange Agent’s account at DTC prior to the Expiration Date.

Any financial institution that is a nominee of DTC, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), must tender Existing Notes by effecting a book-entry transfer of Existing Notes to be tendered in the applicable Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the applicable Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, that states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Existing Notes, that the participant has received and agrees to be bound by the terms of this prospectus as set forth herein and that Pilgrim’s Pride may enforce such agreement against the participant.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, we will not be required to accept for exchange, or to issue the Registered Notes in exchange for, any of the Existing Notes and may terminate or amend either or both Exchange Offers, if we determine in our reasonable judgment at any time before the Expiration Date that either or both Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the Existing Notes of any holder that has not made to us the representations described under “—Resale of the Registered Notes,” in “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the Registered Notes under the Securities Act.

The foregoing conditions are for our sole benefit and may be waived by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. The rights described in the prior paragraphs are ongoing rights which we may assert at any time and from time to time.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Existing Notes will be determined by Pilgrim’s Pride in its sole discretion, which determination will be final and binding. Pilgrim’s Pride reserves the absolute right to reject any and all tendered Existing Notes determined by Pilgrim’s Pride not to be in proper form or not to be tendered validly or any tendered Existing Notes acceptance of which by Pilgrim’s Pride would, in the opinion of Pilgrim’s Pride’s counsel, be unlawful. Pilgrim’s Pride also reserves the right to waive, in its sole discretion, any defects, irregularities or conditions of tender as to particular Existing Notes, whether or not waived in the case of other Existing Notes. Pilgrim’s Pride’s interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within the time Pilgrim’s Pride determines. Although Pilgrim’s Pride intends to notify holders of Existing Notes of defects or irregularities with respect to tenders of Existing Notes, none of Pilgrim’s Pride, the Exchange Agent, or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Existing Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Withdrawal

You can withdraw your tender of Existing Notes at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Tenders of any series of Existing Notes in the Exchange Offers may be validly withdrawn at any time prior to the applicable Withdrawal Deadline, but will thereafter be irrevocable, even if Pilgrim’s Pride otherwise extends the Exchange Offers beyond the Expiration Date, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted in the Exchange Offers after the Withdrawal Deadline will be irrevocable, except in the limited circumstances where additional withdrawal rights are required by law.

For a withdrawal of a tender to be effective, a notice of withdrawal must be received by the Exchange Agent prior to the Withdrawal Deadline in accordance with the customary procedures of DTC’s ATOP. The withdrawal notice must:

•	specify the name of the tendering holder of Existing Notes;

•	bear a description of the series of Existing Notes to be withdrawn;

•	specify the aggregate principal amount represented by such series of Existing Notes; and

•	specify the name and number of the account at DTC to be credited with the withdrawn Existing Notes.

Withdrawal of tenders of Existing Notes may not be rescinded, and any Existing Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the applicable Exchange Offer. Validly withdrawn Existing Notes may, however, be retendered by again following the procedures described in “—Procedures for Tendering” above prior to the Expiration Date.

Resale of the Registered Notes

Under existing interpretations of the Staff of the SEC contained in several no-action letters to third parties, the Registered Notes would in general be freely transferable by holders thereof (other than affiliates of us) after the Exchange Offers without further registration under the Securities Act (subject to certain representations required to be made by each holder of Existing Notes participating in the Exchange Offers, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993.

Neither Pilgrim’s Pride nor any of its affiliates, have entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offers and, to the best of our information and belief, each person participating in the Exchange Offers is (i) neither an “affiliate” of Pilgrim’s Pride within the meaning of Rule 405 under the Securities Act, nor a broker-dealer acquiring the securities in exchange for securities acquired directly from Pilgrim’s Pride for its own account, (ii) acquiring the securities in its ordinary course of business, and (iii) is not engaged in, and does not intend to engage in, the distribution of the securities to be received in the Exchange Offers and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offers.

However, any holder of Existing Notes who is an “affiliate” of ours or who intends to participate in the Exchange Offers for the purpose of distributing the Registered Notes:

•	will not be able to rely on such SEC interpretation;

•	will not be able to tender its Existing Notes in the Exchange Offers; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Existing Notes unless such sale or transfer is made pursuant to an exemption from those requirements.

We acknowledge that such secondary resale transactions should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act.

By tendering Existing Notes in exchange for Registered Notes and transmitting an agent’s message through ATOP, each holder of the Existing Notes will represent that:

•	it is not an affiliate of ours;

•	it is not a broker-dealer tendering notes acquired directly from us for its own account;

•	the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•

it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offers, and there can be no assurance that the SEC staff would make a similar determination with respect to the Registered Notes as it has made in previous no-action letters.

In addition, in connection with any resales of those Existing Notes, each exchanging broker-dealer, as defined below, receiving the Registered Notes for its own account in exchange for the Existing Notes, where such Existing Notes were acquired by such exchanging dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. See “Plan of Distribution.”

The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Registered Notes, other than a resale of an unsold allotment from the original sale of the Existing Notes, by delivery of the prospectus contained in the Exchange Offers registration statement.

In addition, each holder of Existing Notes validly tendered in an Exchange Offer upon transmission of an “agent’s message” to the Exchange Agent will be deemed to represent, warrant and agree that:

•	it has received this prospectus and has reviewed it;

•

it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Existing Notes tendered thereby, and it has full power and authority to tender such Existing Notes and deliver the related “agent’s message”;

•

the Existing Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and the Company will acquire good title to those Existing Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when the Company accepts the same;

•

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered thereby from the date of such tender unless such Existing Notes are validly withdrawn or such Exchange Offer is terminated, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

it is not a person to whom it is unlawful to make an invitation to tender pursuant to the applicable Exchange Offer under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

•

it will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby;

•

in evaluating the applicable Exchange Offer and in making its decision whether to participate in such Exchange Offer by tendering its Existing Notes and transmitting an “agent’s message” to the Exchange Agent, it has made its own independent appraisal of the matters referred to in this prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the Exchange Agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date; and

•

it hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Existing Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Existing Notes on the account books maintained by Euroclear, Clearstream, or DTC to, or upon the order of, the Company, (ii) present the Existing Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Existing Notes all in accordance with the terms of and conditions to the Exchange Offers as set forth in this prospectus.

The representations, warranties and agreements of a holder tendering Existing Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. All authority conferred or agreed to by a tender of Existing Notes and transmission of an “agent’s message” to the Exchange Agent shall not be affected by, and shall survive, the death or incapacity of the person making such tender and transmission, and every obligation of such person shall be binding upon such person’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Absence of Appraisal and Dissenters’ Rights

Holders of the Existing Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Acceptance of Existing Notes for Exchange and Delivery of Registered Notes

On the Settlement Date, the Registered Notes to be issued in exchange for the Existing Notes tendered and accepted in the applicable Exchange Offer will be delivered in book-entry form.

Pilgrim’s Pride will be deemed to accept the Existing Notes that have been validly tendered by holders and that have not been validly withdrawn before the Withdrawal Deadline as provided in this prospectus when, and if, Pilgrim’s Pride gives oral or written notice of acceptance to the Exchange Agent. Following receipt of that notice by the Exchange Agent and subject to the terms and conditions of the Exchange Offers, delivery of the Registered Notes will be made by the Exchange Agent on the Settlement Date. The Exchange Agent will act as agent for tendering holders of Existing Notes for the purpose of receiving Existing Notes and transmitting Registered Notes as of the Settlement Date. If any tendered Existing Notes are not accepted for any reason described in the terms and conditions of the Exchange Offers, such unaccepted Existing Notes will be returned without expense to the tendering holders promptly after the expiration or termination of the Exchange Offers.

If, for any reason, acceptance for exchange of tendered Existing Notes, or issuance of Registered Notes in exchange for validly tendered Existing Notes, pursuant to the applicable Exchange Offer is delayed, or Pilgrim’s Pride is unable to accept tendered Existing Notes for exchange or to issue Registered Notes in exchange for validly tendered Existing Notes pursuant to the Exchange Offers, then the Exchange Agent may, nevertheless, on behalf of Pilgrim’s Pride, retain the tendered Existing Notes, without prejudice to the rights of Pilgrim’s Pride described under “—Expiration Date; Extensions; Termination; Amendments” and “—Conditions to the Exchange Offers” and “—Withdrawal” above, but subject to Rule 14e-1 under the Exchange Act, which requires that Pilgrim’s Pride return the Existing Notes tendered promptly after the termination or withdrawal of any exchange offer, and the tendered Existing Notes may not be withdrawn.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the Exchange Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers, including questions concerning tender procedures and requests for additional copies of this prospectus, should be sent or delivered by each holder of the Existing Notes, or beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address set forth below:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

D.F. King & Co., Inc., as Exchange Agent

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Michael Horthman

Email: ppc@dfking.com

By Facsimile Transmission (eligible institutions only):

(212) 709-3328

For Information or Confirmation by Telephone:

(212) 232-3233

Holders of Existing Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the applicable Exchange Offer. Pilgrim’s will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Solicitation of Tenders; Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offers and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses.

We will bear the expenses of soliciting tenders of the Existing Notes. Solicitations of holders may be made by mail, e-mail, telephone, facsimile transmission, in person and otherwise by any Exchange Agent, as well as by our officers and other employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.

Holders tendering their Existing Notes accepted in the Exchange Offers will not be obligated to pay brokerage commissions or fees to us, the Exchange Agent or, except as set forth below, to pay transfer taxes with respect to the exchange of their Existing Notes. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Existing Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Existing Notes in the Exchange Offers unless you instruct us to issue or cause to be issued Registered Notes, or request that Existing Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted to us or the Exchange Agent, the amount of such transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due with respect to the Existing Notes tendered by such holder.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the Existing Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Existing Notes who do not exchange Existing Notes for Registered Notes in the applicable Exchange Offer will continue to be subject to the restrictions on transfer of the Existing Notes. In general, the Existing Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the Exchange Offers, due to the restrictions on transfer of the Existing Notes and the absence of similar restrictions applicable to the Registered Notes, it is highly likely that the market, if any, for Existing Notes will be relatively less liquid than the market for Registered Notes. Consequently, holders of Existing Notes who do not participate in the applicable Exchange Offer could experience significant diminution in the value of their Existing Notes compared to the value of the Registered Notes.

NONE OF PILGRIM’S PRIDE OR THE TRUSTEE WITH RESPECT TO THE REGISTERED NOTES, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS OF THE EXISTING NOTES SHOULD EXCHANGE THEIR EXISTING NOTES FOR REGISTERED NOTES IN RESPONSE TO THE EXCHANGE OFFERS.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the series of Registered Notes as contemplated by this prospectus, we will receive, in exchange, an equal principal amount of the corresponding series of Existing Notes. Existing Notes surrendered in exchange for Registered Notes will be retired and cannot be reissued.

DESCRIPTION OF THE REGISTERED NOTES

General

The Existing 2031 Notes were, and the Registered 2031 Notes will be, issued under the 2031 Notes Indenture. The terms of the Existing 2031 Notes and the Registered 2031 Notes will include those expressly set forth in the 2031 Notes Indenture and those made part of the 2031 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2031 Notes” include the Existing 2031 Notes and the Registered 2031 Notes. The Existing 2031 Notes constitute, and the Registered 2031 Notes will constitute, debt securities issued under the 2031 Notes Indenture. The Registered 2031 Notes will have terms identical in all material respects to the Existing 2031 Notes, except that the Registered 2031 Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related additional interest provisions applicable to the Existing 2031 Notes will not apply to the Registered 2031 Notes, and the Registered 2031 Notes will bear different CUSIP numbers from the Existing 2031 Notes of the corresponding series.

The Existing 2032 Notes were, and the Registered 2032 Notes will be, issued the 2032 Notes Indenture. The terms of the Existing 2032 Notes and the Registered 2032 Notes will include those expressly set forth in the 2032 Notes Indenture and those made part of the 2032 Notes Indenture by reference therein to the Trust Indenture Act. The 2032 Registered Notes, when issued, will be issued under the 2032 Notes Indenture. Reference to the “2032 Notes” include the Existing 2032 Notes and the Registered 2032 Notes. The Existing 2032 Notes constitute, and the Registered 2032 Notes will constitute, debt securities issued under the 2032 Notes Indenture. The Registered 2032 Notes will have terms identical in all material respects to the Existing 2032 Notes, except that the Registered 2032 Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related additional interest provisions applicable to the Existing 2032 Notes will not apply to the Registered 2032 Notes, and the Registered 2032 Notes will bear different CUSIP numbers from the Existing 2032 Notes of the corresponding series.

References to “the Notes” include the 2031 Notes and the 2032 Notes. References to the “Registered Notes” include the Registered 2031 Notes and the Registered 2032 Notes. References to the “Existing Notes” include the Existing 2031 Notes and the Existing 2032 Notes.

Although, for convenience, the Existing 2031 Notes and the Existing 2032 Notes are referred to collectively as the “Existing Notes,” they were issued each as a separate series and will not together have any class voting or other rights.

All references in this “Description of the Registered Notes” to the holders of the Notes mean (i) in the case of the 2031 Notes, the holders of the 2031 Notes and (ii) in the case of the 2032 Notes, the holders of the 2032 Notes.

The following description of certain provisions of the Indentures does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the applicable Indenture, including the definitions therein of certain terms, and to the Registered Notes. We urge you to read the applicable Indenture and the applicable Registered Notes in their entirety because they contain additional information and they, and not this description, define your rights as a holder of the Registered Notes. Copies of the applicable Indenture and forms of the Registered Notes will be made available without charge upon request in writing to us at the address set forth under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You can find the definitions of capitalized terms used in this description and not otherwise defined under the subheading “—Definitions.” In this description, the word “Company” refers only to Pilgrim’s Pride Corporation (subject to the Substitution of the Company provisions below) and not to any of its Subsidiaries.

The 2031 Notes will mature on April 15, 2031.

The 2032 Notes will mature on March 1, 2032.

The Notes of each series will be issued only in fully registered form, without coupons, and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are senior unsecured obligations of the Company. The Notes will rank equally in right of payment with all of the Company’s other senior unsecured indebtedness, rank effectively junior to any of the Company’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.

The Guarantors guarantee (the “Guarantees”) on a senior unsecured basis the full and punctual payment of the principal of, and any interest on, the Notes, when and as these payments become due and payable, whether at maturity, declaration of acceleration or otherwise. The Guarantees rank senior in right of payment to all of the indebtedness of the Guarantors that is expressly subordinated in right of payment to the Guarantees, rank equally in right of payment with all of the unsecured indebtedness and liabilities of the Guarantors that are not so subordinated and rank effectively junior to any secured indebtedness of the Guarantors, to the extent of the value of the assets securing such indebtedness.

Further Issues

The Company may issue additional Notes of each series under the applicable Indenture. The Registered Notes of each series offered hereby, the Existing Notes and any additional notes that the Company subsequently issues under the applicable Indenture would be treated as a single class for all purposes under the applicable Indenture, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that, if any additional Notes of a series subsequently issued are not fungible for U.S. federal income tax purposes with any Notes previously issued, such additional Notes shall have a separate CUSIP number but shall otherwise be treated as a single class with all other Notes issued under the applicable Indenture.

Payment of interest on the Notes on any interest payment date will be made to the person in whose name such Notes are registered at the close of business on the regular record date for such interest payment.

The Company will make all payments on the Notes at the corporate trust office of the paying agent and registrar located in the United States of America. The Trustee will initially act as paying agent and as registrar for the Notes. The Company may change the paying agent or registrar without prior notice to the noteholders. Subject to compliance with any applicable laws or regulations, the Company or any of its Subsidiaries may act as paying agent or registrar.

Interest

The Registered 2031 Notes

Interest on the 2031 Notes will accrue at the rate per annum of 4.250% (the “Initial Rate of Interest”), subject to the paragraphs immediately below. Interest on the Registered 2031 Notes will be payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2023, to holders of record on the immediately preceding April 1 and October 1, respectively.

From and including October 15, 2026 (the “Interest Rate Step Up Date”), the interest rate payable on the 2031 Notes shall be increased by 25 basis points to a rate per annum of 4.500% (the “Subsequent Rate of Interest”) unless the Company has notified (the “Satisfaction Notice”) the Trustee at least 30 days prior to the Interest Rate Step Up Date (the “Notification Date”) that in respect of the year ended December 31, 2025: (i) the Sustainability Performance Target has been satisfied; and (ii) the Sustainability Performance Target has been confirmed by the External Verifier in accordance with its customary procedures. If as of the Notification Date

(x) the Company fails, or is unable, to provide the Satisfaction Notice, (y) the Sustainability Performance Target has not been satisfied or (z) the External Verifier has not confirmed satisfaction of the Sustainability Performance Target, the Subsequent Rate of Interest will apply for each interest period from, and including, the Interest Rate Step Up Date up to and including the Maturity Date. The Trustee shall be entitled to rely upon the Satisfaction Notice and shall have no duty to verify if the Sustainability Performance Target has been satisfied or if the External Verifier has confirmed satisfaction of the Sustainability Performance Target.

Interest on the 2031 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Registered 2032 Notes

Interest on the 2032 Notes will accrue at the rate per annum of 3.500%. Interest on the Registered 2032 Notes will be payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 2023, to holders of record on the immediately preceding February 15 and August 15, respectively.

Interest on the 2032 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the applicable Indenture, subject to compliance with applicable securities laws. The Company may require a holder to, among other things, furnish appropriate endorsements and transfer documents in connection with a transfer or exchange of Notes. The Company may require a holder to pay any transfer or other taxes and governmental or other fees payable in connection with a transfer or exchange of Notes. The Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as owning the Note for all purposes.

Guarantees

General

The Guarantors will jointly and severally guarantee the Company’s obligations under the Indentures and the Notes on a senior unsecured basis. On the issue date of the Registered Notes, the Company’s Domestic Restricted Subsidiaries that are wholly-owned and that are guarantors under the U.S. Credit Facilities will be Guarantors of the Registered Notes. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Release of Guarantees of Guarantors

A Guarantee by a Guarantor of the Notes will be automatically and unconditionally released and discharged upon:

(1)(a) such Guarantor ceasing to constitute a Restricted Subsidiary of the Company in compliance with the applicable Indenture, whether upon a sale, exchange, transfer or disposition of Capital Stock in such Guarantor (including by way of merger or consolidation) or the designation of such Guarantor as an Unrestricted Subsidiary, or (b) the sale or disposition in compliance with the applicable Indenture of all or substantially all of the assets of such Guarantor;

(2) such Guarantor ceasing to be a guarantor under the U.S. Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

(3) the exercise of the legal defeasance option or the covenant defeasance option with respect to the Notes as described under “—Defeasance” or if the obligations of the Company under the applicable Indenture are otherwise discharged in accordance with the terms of the applicable Indenture; or

(4) a release in accordance with “—Amendments, Supplements and Waivers;”

A Guarantee by a Guarantor of the Notes may be modified or terminated with the consent of holders of a majority in principal amount of the notes, as described under “—Amendments, Supplements and Waivers.”

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the applicable Indenture. See “—Merger, Consolidation and Sale of Assets.”

Optional Redemption

The 2031 Notes

Except as described below, the 2031 Notes are not redeemable until April 15, 2026.

On and after April 15, 2026, the Company may redeem the 2031 Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount of the 2031 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

Year	Percentage (if the Sustainability Performance Target has been satisfied and the Sustainability Performance Target has been confirmed by the External Verifier)	Percentage (if the Sustainability Performance Target has not been satisfied and/or the Sustainability Performance Target has not been confirmed by the External Verifier)
2026	102.125%	102.250%
2027	101.417%	101.500%
2028	100.708%	100.750%
2029 and thereafter	100.000%	100.000%

In addition, at any time prior to April 15, 2026, the Company may choose to redeem all or any portion of the 2031 Notes, at once or over time, after giving the required notice under the 2031 Notes Indenture. In each case, to redeem 2031 Notes prior to such date, the Company must pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2031 Notes to be redeemed; and

(b) the present value at the redemption date of (1) the redemption price of the 2031 Notes to be redeemed at April 15, 2026 (based on (x) the Initial Rate of Interest if the Sustainability Performance Target has been satisfied and the Sustainability Performance Target has been confirmed by the External Verifier or (y) the Subsequent Rate of Interest if the Sustainability Performance Target has not been satisfied and/or the Sustainability Performance Target has not been confirmed by the External Verifier) plus (2) the remaining scheduled payments of interest (calculated using the Initial Rate of Interest) from the redemption date through April 15, 2026 (but excluding accrued and unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date).

Prior to April 15, 2026, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 104.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date); provided that

•	at least 50% of the original aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes) remains outstanding after each such redemption; and

•	such redemption occurs within 120 days after the closing of such Equity Offering.

The 2032 Notes

Except as described below, the 2032 Notes are not redeemable until September 1, 2026.

On and after September 1, 2026, the Company may redeem the 2032 Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount of the 2032 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

Year	Percentage
2026	101.750%
2027	101.666%
2028	100.583%
2029 and thereafter	100.000%

In addition, at any time prior to September 1, 2026, the Company may choose to redeem all or any portion of the 2032 Notes, at once or over time, after giving the required notice under the 2032 Notes Indenture. In each case, to redeem 2032 Notes prior to such date, the Company must pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2032 Notes to be redeemed; and

(b) the present value at the redemption date of (1) the redemption price of the 2032 Notes to be redeemed at September 1, 2026 plus (2) the remaining scheduled payments of interest from the redemption date through September 1, 2026 (but excluding accrued and unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date). The Trustee shall have no obligation to calculate or verify any make-whole premium.

Prior to September 1, 2026, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the 2032 Notes (calculated after giving effect to any issuance of additional 2032 Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 103.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date); provided that

•	at least 50% of the original aggregate principal amount of the 2032 Notes (calculated after giving effect to any issuance of additional 2032 Notes) remains outstanding after each such redemption; and

•	such redemption occurs within 120 days after the closing of such Equity Offering.

The Notes

Optional clean-up redemption

In connection with any tender offer (including any Change of Control Offer made in accordance with the terms of the applicable Indenture) for Notes of a series, if holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes of a series validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the holders (with a copy to the trustee), given not more than 30 days following such purchase date, to redeem or purchase all the Notes of such series that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest, if any, on the Notes of such series that remain outstanding, to, but excluding, the date of redemption. The Company shall calculate the redemption price in connection with any redemption, and the Trustee shall have no duty to calculate or verify any such calculation.

General

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or financing, Change of Control or other corporate transaction or event. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note of such series is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes of such series that will be subject to redemption by the Company.

Any notice to the holders of Notes of such series of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an officer’s certificate delivered to the Trustee no later than two business days prior to the redemption date.

Selection and Notice

The Company will deliver a notice of redemption by first class mail (or otherwise in accordance with applicable DTC procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes of such series to be redeemed (with a copy to the trustee).

In the case of any partial redemption, selection of the Notes of such series for redemption will be selected in accordance with applicable DTC procedures, although no note of less than $2,000 in original principal amount will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of that Note will be issued in the name of the holder of the Note upon cancellation of the original note.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company may be required to offer to purchase the Notes as described under the following headings entitled “—Change of Control Triggering Event.” The Company may at any time and from time to time purchase the Notes in the open market or otherwise.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each holder will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of those Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, unless the Company has delivered a redemption notice with respect to all the outstanding Notes in accordance with the provisions described under “—Optional Redemption,” the Company will deliver a notice to each holder with a copy to the Trustee describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to purchase the Notes on a specified date (the “Change of Control Offer”), which date will be a business day no earlier than 30 days nor later than 60 days from the date the notice is delivered (the “Change of Control Payment Date”).

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws or regulations in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the applicable Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the applicable Indenture.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the paying agent, on its behalf, the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being tendered and purchased by the Company.

The paying agent will promptly deliver to each holder of Notes properly tendered the Change of Control Payment for those notes, and the Trustee will promptly authenticate and deliver, or cause to be transferred by book-entry, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Triggering Event will apply regardless of whether any other provisions of the applicable Indenture apply. The Indentures do not contain provisions that permit the noteholders to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

The U.S. Credit Facilities prohibit the Company from purchasing any Notes at any time before the Notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the applicable

Indenture. The occurrence of a Change of Control would constitute a default under the U.S. Credit Facilities. Future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by holders of Notes of their right to require the Company to repurchase such Notes could cause a default under the U.S. Credit Facilities or future debt of the Company, even if the Change of Control itself does not cause such a default, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to purchase Notes in connection with a Change of Control Triggering Event would result in a default under the Indentures. The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified at any time prior to the occurrence of such Change of Control Triggering Event with the written consent of the holders of a majority in principal amount of the Notes of the applicable series. See “—Amendments, Supplements and Waivers.”

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party offers to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer by the Company and that third party purchases all Notes validly tendered to it in response to that offer. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the sale, lease, exchange or other transfer of “all or substantially all” of the Company’s properties or assets and the properties or assets of its Subsidiaries taken as a whole. Although there is a limited body of case law in New York interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to purchase its Notes as a result of a sale, lease, exchange or other transfer of less than all of the Company’s assets and the assets of its Subsidiaries taken as a whole to another Person may be uncertain.

Certain Covenants

The Indentures will provide that all of the following restrictive covenants will be applicable to the Company and its Significant Subsidiaries (as defined below):

Limitation on Liens

The Company shall not, and shall not permit any Significant Subsidiary that guarantees the Notes to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the Issue Date or thereafter acquired, unless it has made or will make effective provision whereby the notes or the applicable Guarantee will be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any of Significant Subsidiary that guarantees the Notes secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt will be subordinated and junior to the Lien securing the notes or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the notes or the Guarantees.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof)

meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other clause or paragraph.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt.”

Limitation on Sale and Leaseback Transactions

The Company shall not, and shall not permit any Significant Subsidiary that guarantees the Notes to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either:

(1)

the Company or such Significant Subsidiary would be entitled, pursuant to the provisions described under “—Limitation on Liens,” to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(2)

within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with the Notes or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

This restriction do not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries.

Reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and the holders of notes with the following:

(1)	within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP;

(2)

within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP;

(3)	simultaneously with the delivery of the financial statements referred to in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

(4)

reasonably promptly following the occurrence of any of the following events, a description in reasonable detail of such event: (i) any change in the directors, the chief executive officer or chief financial officer of the Company, (ii) the acceleration of any Debt of the Company or any of its Significant Subsidiaries in excess of $125.0 million; (iii) the entry into of any agreement by the Company or any of its Subsidiaries relating to a transaction that has resulted or is expected to result in a Change of Control, (iv) any resignation or termination of the independent accountants of the Company or any engagement of any new independent accountants of the Company, (v) any determination by the Company or the receipt of advice or notice by the Company from its independent accountants, in either case, confirming non-reliance on previously issued financial statements, a related audit opinion or a completed interim review, (vi) the completion by the Company or any of its Restricted Subsidiaries of the acquisition of assets or an asset sale in excess of $300.0 million and (vii) any event of bankruptcy or insolvency that constitutes a Default; provided, however, that no such report will be required to be furnished if it is determined in good faith by the Company that such event is not material to holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole;;

provided, however, that reports and information provided pursuant to clauses (1), (2), (3) and (4) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to clauses (1) and (2).

At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any notes are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (1) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which holders of notes, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the notes (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs (the “Required Information”) is posted; or (2) distribute via electronic mail the Required Information to beneficial owners of the notes and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in clauses (1), (2), (3) or (4) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The Trustee shall have no responsibility whatsoever to determine whether the Required Information has been posted to any such website.

The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and Guarantors’ compliance with any of their covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Company’s and Guarantors’ compliance or non-compliance with any covenants in the Indenture or Notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

For so long as any Notes remain outstanding, the Company will furnish to noteholders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company’s obligations pursuant to this covenant may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1)

the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of the Company; and

(2)

Company Reporting Entity makes the reports and financial information referred to in the first paragraph of this covenant available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in the first paragraph of this covenant, except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of the first paragraph of this covenant above shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Reporting Suspension Period with the requirements of the first paragraph of this covenant.

Merger, Consolidation and Sale of Assets

The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person unless:

(1) either

(a) the Company is the Surviving Person; or

(b) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, will be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on the notes;

(2) such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the notes and the indenture pursuant to a supplemental indenture;

(3) no Event of Default shall have occurred and be continuing; and

(4) the Company delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing,

(A) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B) the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the second preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and the applicable Indenture pursuant to a supplemental indenture, that Surviving Person will succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company will be discharged from its obligations under the applicable Indenture and the Notes.

Measuring Compliance

(a) With respect to:

(i) whether any Lien is permitted to be Incurred in compliance with the applicable Indenture;

(ii) any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii) whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

(b) For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing:

(i) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the

Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of the applicable Indenture or the Notes;

(ii) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics;

(iii) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and

(iv) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under the applicable Indenture.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the applicable Indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the applicable Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

Substitution of the Company as Issuer

Notwithstanding any other provision contained in the applicable Indenture, the Company may, at its option and without the consent of any holder of the Notes, be substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or after the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of the applicable Indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied:

(i) the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD);

(ii) such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the Notes pursuant to a supplemental indenture;

(iii) immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing, and

(iv) the Company delivers to the Trustee an Officer’s Certificate stating that such Substitution complies with the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such Substitution have been satisfied.

After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company if the Substitution is effectuated pursuant to clause (i) above, then the Company prior to the substitution shall become a Restricted Subsidiary.

Events of Default

Each of the following constitutes an Event of Default under the applicable Indenture:

(1) the failure to pay interest on the applicable series of Notes when that interest becomes due and payable and the Default continues for 30 days;

(2) the failure to pay principal of or premium, if any, on the applicable series of Notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

(3) the failure to comply with “—Merger, Consolidation and Sale of Assets” above;

(4) failure by the Company or any Restricted Subsidiary of the Company to observe or perform (a) the provisions described under the caption “—Reports,” which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b) any other covenant or agreement contained in the notes or the indenture, which failure continues for a period of 60 days, in each case, after the Company receives a written notice specifying the default from the trustee or holders of at least 30% in outstanding aggregate principal amount of the applicable series of Notes;

(5) Debt of the Company or any Significant Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $75.0 million;

(6) failure by the Company or any of its Significant Subsidiaries to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary of the Company; and

(8) any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, or any Guarantor that is a Significant Subsidiary of the Company denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the indenture).

If any Event of Default (other than those of the type described in clause (7) of the preceding paragraph with respect to the Company) occurs is continuing, the Trustee may, and the Trustee upon the direction of holders of at least 30% in outstanding aggregate principal amount of the then outstanding applicable series of Notes will, or the holders of at least 30% in outstanding aggregate principal amount of then outstanding applicable series of Notes may, declare the principal of such series of Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

The Company shall deliver to the Trustee, within ten business days after becoming aware of the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

If an Event of Default of the type described in clause (7) above relating to the Company occurs and is continuing, then such amount with respect to all the Notes will ipso facto become due and payable immediately without any declaration or other act on the part of the trustee or any holder of the Notes.

The applicable Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding and applicable series of Notes issued thereunder by notice to the Trustee may on behalf of the holders of all of such series of Notes waive any existing Default or Event of Default and its consequences (including any resulting non-payment Default or Event of Default) under the applicable Indenture (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the applicable series of Notes held by a non-consenting holder that did not result from a non-payment Default or Event of Default) and rescind any acceleration and its consequences with respect to the notes; provided that (i) such rescission would not conflict with any judgment of a court of competent jurisdiction and (ii) all sums paid or advanced by the trustee under the applicable Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel have been paid.

In the event of a declaration of acceleration of the applicable series of Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such series of Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of the applicable series of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the applicable series of Notes that became due solely because of the acceleration of such series of Notes, have been cured or waived.

The applicable Indenture will provide that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the covenant entitled “Reports” or otherwise to deliver any notice or certificate pursuant to any other provision of the applicable Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the applicable Indenture.

The Company is required to deliver to the Trustee, within 120 days after the end of the Company’s fiscal year, a certificate indicating such signing officer’s knowledge as to whether the Company has complied with all conditions and covenants under the applicable Indenture.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable Indenture at the request or direction of any of the holders unless those holders have offered to the Trustee security or indemnity satisfactory to it against the costs, loss, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provision for security or indemnification and certain limitations contained in the applicable Indenture, the holders of a majority in aggregate principal amount of the applicable series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the Trustee.

Amendments, Supplements and Waivers

Subject to exceptions described below, the Company and the Trustee may amend the applicable Indenture and the applicable series of Notes with the consent of the holders of a majority in principal amount of the applicable series of Notes, including additional Notes of such series, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the applicable series of Notes) and any existing Default or Event of Default or compliance with any provision of the applicable Indenture or the Notes may be waived (except for a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the notes held by a non-consenting holder). Without the consent of each holder of an outstanding series of Note affected, however, no amendment may:

(1) reduce the amount of the applicable series of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on the applicable series of Notes;

(3) reduce the principal of or change the fixed maturity of the applicable series of Notes, or change the date on which the applicable series of Notes may be subject to redemption or repurchase (other than with respect to the minimum notice period to holders of Notes), or reduce the redemption or repurchase price for the applicable series of Notes (except, in the case of repurchases, as would otherwise be permitted under clauses (7) and (9) hereof);

(4) make the applicable Note payable in money other than that stated in the applicable series of Notes and the applicable Indenture;

(5) impair the contractual right of any holder to receive payment of principal, premium, interest on that holder’s applicable series of Notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such holder’s applicable series of Notes or any Guarantee;

(6) modify the provisions contained in the applicable Indenture permitting holders of a majority in principal amount of the applicable series of Notes to waive a Default;

(7) after the Company’s obligation to purchase the applicable series of Notes arises under the applicable Indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer; or

(8) make any change to or modify the ranking of any applicable series of Note or related Guarantee that would adversely affect the holders of such series of Notes.

Without the consent of any holder, the Company and the Trustee may amend the applicable Indenture to:

(a) cure any ambiguity, omission, defect or inconsistency;

(b) provide for the assumption by a successor entity of the obligations of an Company under the applicable Indenture;

(c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code), or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) add additional Guarantees or additional obligors with respect to the applicable series of Notes;

(e) secure the applicable series of Notes;

(f) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(g) make any other change that does not adversely affect the rights of any holder in any material respect;

(h) comply with any requirement of the Commission in connection with the qualification of the applicable Indenture under the Trust Indenture Act of 1939, as amended;

(i) provide for the issuance of additional Notes of a series in accordance with the limitations set forth in the applicable Indenture as of the date of the applicable Indenture; or

(j) conform the text of the applicable Indenture, the applicable series of Notes or any Guarantee to any provision of this “Description of the Registered Notes;” or

(k) make any other change to provide for the registration of the Notes as provided by the Registration Rights Agreement.

The consent of the noteholders is not necessary under the applicable Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Defeasance

The Company may, at its option and at any time, elect to terminate all its and the Guarantors’ obligations with respect to the then outstanding series of Notes, the Guarantees and the applicable Indenture (“legal defeasance”), except for:

(1) the rights of holders of outstanding series of Notes to receive payments in respect of the principal of, premium, if any, or interest on such series of Notes when these payments are due from the defeasance trust referred to below;

(2) the Company’s obligations with respect to the issuance of temporary Notes, the registration of Notes, the status of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company’s obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and

(4) the Company’s obligations under the defeasance provisions contained in the applicable Indenture.

In addition, the Company may, at its option and at any time, elect to release its and the Guarantors’ obligations with respect to specified covenants (“covenant defeasance”) with respect to the Notes, and thereafter any failure by the Company or its Restricted Subsidiaries and its Restricted Subsidiaries to comply with those covenants will not constitute a Default or an Event of Default with respect to the Notes. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under “—Events of Default” will no longer constitute Events of Default with respect to the Notes.

If the Company exercises legal defeasance, payment of the Notes may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3) (with respect to any entity other than the

Company), (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Events of Default” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Merger, Consolidation and Sale of Assets” above.

The Company may exercise its legal defeasance option with respect to the applicable series of Notes notwithstanding its prior exercise of covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust (the “defeasance trust”), for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities or a combination of cash and noncallable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest on the outstanding applicable series of Notes on the stated maturity or on an available redemption date, as the case may be, and the Company must specify whether the applicable series of Notes are being defeased to maturity or to that redemption date;

(2) in the case of legal defeasance only, the Company must deliver to the Trustee an opinion of counsel confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the Issue Date, there has been a change in the applicable federal income tax law, and

(c) based on the ruling obtained under clause (a) or the change in tax law referred to under clause (b), the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that the beneficial owners of the outstanding applicable series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the applicable series of Notes shall have occurred and be continuing on the date of such deposit;

(5) legal defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) in the case of legal defeasance only, the Company must deliver to the Trustee an opinion of counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(7) the Company must deliver to the Trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8) the Company must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all Notes of the applicable series not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable on the maturity date within one year or (c) as to which a redemption notice has been given calling the applicable series of Notes for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Company may discharge the applicable Indenture with respect to the applicable series of Notes such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the applicable series of Notes as to all outstanding Notes of such series and the rights and indemnities of the Trustee when:

(1) either

(a) all the Notes of the applicable series previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(b) all Notes of the applicable series not previously delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee,

and in the case of (i), (ii) or (iii), the Company has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of such cash and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the stated maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable by the Company under the applicable Indenture; and

(3) the Company delivers to the Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of such Indenture have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or of any Guarantor under the

Notes, the Indentures, the Guarantees or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

Regions Bank is the Trustee under the Indentures and has been appointed by the Company as registrar and paying agent with regard to the Notes. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in outstanding aggregate principal amount of the then outstanding applicable series of Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the respective Trustee under the applicable Indenture, subject to certain exceptions. The applicable Indenture provides that in case an Event of Default shall occur, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The applicable Indenture provides that it, the Notes and the Guarantees, and any claim, controversy or dispute arising under or related to such Indenture, the Notes or the Guarantees, will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

“ABL Revolving Loan” means the revolving credit facility under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Batista Family” includes José Batista Sobrinho, together with his wife, sons and daughters, or any of their respective heirs and any Person established and controlled by any of the foregoing.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation;

(2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP.

“Cash Equivalents” means any of the following:

(1) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof and maturing within one year of acquisition thereof;

(2) Investments in eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and (a) in the case of such Investments maturing later than 180 days from the date of acquisition thereof, whose long-term debt, or whose parent holding company’s long-term debt, is rated “BBB-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) and (b) in the case of such Investments maturing not later than 180 days from the date of acquisition thereof, whose short term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) Investments in commercial paper, maturing not more than 360 days after the date of acquisition, with an Investment Grade Rating at the time as of which any investment therein is made;

(5) Investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6) Debt or Preferred Stock issued by Persons with an Investment Grade Rating with maturities of 12 months or less from the date of acquisition;

(7) Investments in mutual funds whose investment guidelines restrict substantially all of such funds’ investments to those satisfying the provisions of clauses (1) through (6) above; and

(8) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) of this definition and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following events:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of a direct or indirect parent entity of the Company of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder).

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means (x) the occurrence of a Change of Control that is accompanied or followed by a downgrade of the notes within the Ratings Decline Period by both of the Ratings Agencies and (y) the rating of the notes on any day during such Ratings Decline Period is below the rating by either such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement); provided that each such rating decline is in whole or in part in connection with a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b) Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(y) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the notes and the U.S. Credit Facilities and (ii) any amendment or other modification of the notes, and, in each case, deducted in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(f) any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(i) costs of surety bonds incurred in such period in connection with financing activities, plus

(j) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of the Company and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus

(k) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(l) restructuring charges or reserves (including restructuring costs related to acquisitions after the Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(n) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Capital Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments,” plus

(o) the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of the Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the indenture, plus

(p) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(q) the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Company, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(3) increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of

Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1) consolidated interest expense of that Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(a) amortization of debt discount;

(b) the interest component of Capitalized Lease Obligations;

(c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d) interest actually paid by that Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e) interest expense on Debt of any direct or indirect parent of the Company or any of such parent’s Subsidiaries guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries);

(f) net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

but excluding:

(t) accretion or accrual of discounted liabilities not constituting Debt;

(u) interest expense attributable to a parent entity resulting from push-down accounting;

(v) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the Issue Date;

(x) any expensing of bridge, commitment and other financing fees; and

(y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; and

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) [reserved],

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the U.S. Credit Facilities and the Existing Foreign Credit Facility) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1) for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money);

(2) evidenced by bonds, debentures, notes or other similar instruments;

(3) constituting Capitalized Lease Obligations;

(4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(6) for Debt of other Persons to the extent guaranteed by such Person;

(7) for Hedging Obligations; and

(8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured;

provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP.

The amount of Debt of any Person at any date will be:

(a) the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

(b) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3) is redeemable at the sole option of its holder,

in each case, other than as a result of a change of control, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the notes; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the notes will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a private or public offering for cash by the Company or any direct or indirect parent of the Company, as applicable, of its common Capital Stock, or options, warrants or rights with respect to its common Capital Stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (x) public offerings with respect to the Company’s, or any such direct or indirect parent’s, as applicable, common Capital Stock, or options, warrants or rights, registered on Form S-4, F-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of common Capital Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Foreign Credit Facility” means the facility evidenced by the Credit Agreement, by and among Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., the Company, certain subsidiaries of Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., Banco de Bajio Multiple and the several lenders from time to time party thereto, dated as of September 27, 2016, and the related notes, collateral documents, guarantees and agreements, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time.

“External Verifier” means a qualified provider of third-party assurance or attestation services appointed by the Company to review the Company’s statement of the Greenhouse Gas Emissions Intensity.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business of Fitch Ratings, Inc.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Domestic Restricted Subsidiary with no material operations or assets other than Equity Interests of Foreign Restricted Subsidiaries.

“Foreign Subsidiary Total Assets” means the total assets of the Company’s Foreign Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of the Company or such Foreign Restricted Subsidiaries and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in the indenture shall be construed, and all computations of amounts and ratios referred to in the indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture).

“Greenhouse Gas Emissions Intensity” means tCO2e divided by 100 lbs. produced, or tCO2e/100 lbs. produced.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under the indenture and the notes.

“Guarantors” means Company’s Domestic Restricted Subsidiaries that is wholly-owned and that are guarantors under the U.S. Credit Facilities, and each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Person agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to the notes when its respective Guarantee is released in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1) any Interest Rate Protection Agreement;

(2) foreign exchange contracts and Currency Protection Agreements;

(3) any Commodity Agreement; and

(4) other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB-(or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the Existing 2031 Notes or Existing 2032 Notes, as the case may be, were issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Permitted Holders” means (i) JBS S.A. and any of its subsidiaries or any Affiliate or Affiliates of any of the foregoing, (ii) any member of the Batista Family or any Affiliate or Affiliates of any of the foregoing and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such members of the Batista Family and their respective Affiliates, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect subsidiaries; and (iii) any Person the Voting Stock of which (or in the case of a trust, the beneficial interest in which) at least 51% is owned by Persons specified in clause (ii).

“Permitted Liens” means:

(1) Liens to secure (A) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Loan or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(A) shall not exceed the greater of (x) $800.0 million less the sum of all principal payments of the ABL Revolving Loan or other Credit Facilities and less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries (excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence); and (A) Debt of the Company or a Restricted Subsidiary of the Company under the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan), including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(B) shall not exceed the greater of (x) $1.5 billion less the sum of all principal payments of the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan) and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.50 to 1.00;

(2) Liens on the Capital Stock or assets of any Non-Guarantor Significant Subsidiary to secure Debt incurred by such Non-Guarantor Significant Subsidiary;

(3) Liens to secure Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(4) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(6) Liens on the property of the Company or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Subsidiaries taken as a whole;

(7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Subsidiary;

(8) Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(9) pledges or deposits by the Company or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(11) Liens securing Hedging Obligations and Cash Management Services;

(12) Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above;

(13) Liens on the property of the Company or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(14) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(15) Liens securing Debt or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary;

(16) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens in favor of the Company or any Guarantor;

(18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Subsidiaries in the ordinary course of business;

(21) Liens securing Debt (other than Subordinated Debt); provided that, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.50 to 1.00;

(22) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(23) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(24) (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business;

(25) Liens to secure a defeasance trust;

(26) (a) Liens on the property of any Foreign Significant Subsidiary securing Debt of any Foreign Significant Subsidiary and (b) any stock pledge, hypothecation, or similar security interest limited to the Equity Interests of a Foreign Significant Subsidiary held by a Foreign Subsidiary Holding Company, or the Equity Interests of such Foreign Subsidiary Holding Company, in each case securing the Guarantee by such Foreign Subsidiary Holding Company of Debt of the Foreign Significant Subsidiary whose Equity Interests it holds; and

(27) Liens not otherwise permitted by clauses (1) through (26) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (x) $700.0 million and (y) 10.0% of Total Assets of the Company at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (27). “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” means at the Company’s option, two of S&P, Moody’s and Fitch, and if two agencies do not make a rating on the notes publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors).

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a shareholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Registration Rights Agreement” means the registration rights agreement entered into by the Company pursuant to which the Company will agree to use its commercially reasonable efforts to file an exchange offer registration statement with the U.S. Securities and Exchange Commission (“SEC”) to allow Holders to exchange their Notes for equivalent notes in a transaction registered with the SEC.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Significant Subsidiary sells or transfers any property to any Person (other than the Company or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“Secured Debt” means the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(1) Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to

(2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(1) if such Person or any Restricted Subsidiary:

(a) has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be:

(i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation)

and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(3) if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an Officer’s Certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such Officer’s Certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. “Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Term Loan” means term loan facilities under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” of any Person, means any Restricted Subsidiary which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

“Subordinated Debt” means any Debt whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to the notes or the Guarantees, as the case may be, pursuant to a written agreement.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

“Sustainability Performance Target” means the Greenhouse Gas Emissions Intensity reduction target of 17.679% by December 31, 2025 from a 2019 baseline as set forth in the Sustainability-Linked Bond Framework, which represents linear annual progress toward a 30% reduction in Greenhouse Gas Emissions Intensity by 2030 from a 2019 baseline; provided, however, that for purposes of the Sustainability Performance Target and the calculation of Greenhouse Gas Emissions Intensity, the Company may exclude (A) the tCO2e and lbs. produced attributable to any single or related series of acquisitions completed since the Issue Date by the Company or its consolidated Subsidiaries that individually, or in the aggregate in the case of a related series, represent more than 10% of the annual net sales of the Company, calculated by reference to the audited consolidated financial statements of the Company for the fiscal year ended December 29, 2019, or (B) the impact of any material amendment to, or change in, any applicable laws, regulations, rules, guidelines and policies, applicable and/or relating to the production, processing, marketing and distribution of fresh, frozen and value-added chicken, pork and their respective rendered by-product parts and offal of the Company and its consolidated Subsidiaries following the Issue Date. Based on current, unverified emissions data, a 17.679% reduction in Greenhouse Gas Emissions Intensity implies an emissions intensity no higher than 0.0081319 tCO2e/100 lbs. produced for the year ended December 31, 2025. If an External Verifier revises the 2019 baseline, the Sustainability Performance Target will adjust to be the same 17.679% reduction from the verified baseline. Changes to the baseline and resulting changes to the Sustainability Performance Target will be publicly disclosed as part of reporting obligations detailed in the Sustainability-Linked Bond Framework.

“Sustainability-Linked Bond Framework” means the Sustainability-Linked Bond Framework adopted by the Company in March 2021.

“tCO2e” means the sum of Scope 1 emissions (from stationary and mobile sources) and Scope 2 emissions (from indirect emissions) during a given period from global operations, including, without limitation, the use of dry ice, measured in metric tons of carbon dioxide equivalent.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“Treasury Yield” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to (i) in the case of the 2031 Notes, April 15, 2026 and (ii) in the case of the 2032 Notes, September 1, 2026. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) any Subsidiary designated as an “unrestricted subsidiary” under the U.S. Credit Facilities and (ii) any direct or indirect Subsidiary of the Company formed after the Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (ii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary.

“U.S. Credit Facilities” means the Senior Secured Term Loan and the ABL Revolving Loan.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option or money market funds that invest solely in the foregoing.

“Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Book-Entry, Delivery and Form

The Notes will initially be evidenced by one or more global notes deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as DTC’s nominee.

Unless the Notes represented by a global note are exchanged, in whole or in part, for Notes in definitive form, the Notes represented by a global note may generally be transferred only as a whole and only to another nominee of DTC or to a successor depositary or its nominee.

DTC currently limits the maximum denomination of any single global note to $500.0 million. Beneficial interests in the Notes represented by a global note will be shown on, and transfers of Notes represented by a global note will be effected only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon issuance of the Registered Notes represented by a global note in connection with the applicable Exchange Offer, DTC will credit the accounts of the participants designated by the Exchange Agent with the applicable principal amount of the Registered Notes exchanged for the Existing Notes in the applicable Exchange Offer. Ownership of beneficial interests in the Registered Notes represented by global notes will be shown:

•	on DTC’s records with respect to participants;

•	by the participants with respect to indirect participants and certain beneficial owners; and

•	by the indirect participants with respect to all other beneficial owners.

The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in the Notes represented by global notes may be limited.

Under the applicable Indenture, if the nominee of DTC is the registered owner of the Notes represented by global notes, the nominee will be considered the sole owner or holder of such Notes. Except as provided below, owners of the Notes represented by global notes will not be entitled to have such Notes registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approval to the Trustee. However, DTC has advised us that, pursuant to its customary practice with respect to the giving of consents and voting, it will deliver an omnibus proxy to the Trustee assigning the related holder’s voting rights to the participant to whose account the Notes represented by global notes are credited on the record date. Each proxy will include a list of participants’ positions in the relevant Note as of the record date for a consent or vote.

Pilgrim’s Pride will wire to DTC’s nominee principal and interest payments with respect to the Notes represented by global notes. Pilgrim’s Pride and the Trustee will treat DTC’s nominee as the owner of the Notes represented by global notes for all purposes. Accordingly, Pilgrim’s Pride, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the Notes represented by global notes to owners of beneficial interests in such Notes or for maintaining and reviewing any records relating to the beneficial interests.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their holdings of beneficial interests in the Notes represented by global notes as shown on DTC’s records. DTC’s current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the Notes represented by global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the Notes represented by global notes, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Exchange Agent, the Trustee or Pilgrim’s Pride.

The Notes represented by global notes will be exchangeable for the Notes registered with the same terms in authorized denominations only if:

•	DTC notifies Pilgrim’s Pride that it is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act;

•	an Event of Default has occurred and is continuing with respect to the Notes represented by global notes; or

•	certain circumstances exist, as specified in the Indenture.

If any of these events occur, DTC will generally notify all direct participants of the availability of definitive Notes. Such Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in registered form only, and without coupons. Pilgrim’s Pride maintains one or more offices or agencies in New York City, New York to facilitate the transfer or exchange of the Notes represented by global notes. Holders of the Notes are not required to pay any service charges for any transfer or exchange, but Pilgrim’s Pride may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.

Links have been established among DTC, Clearstream and Euroclear, which are European book-entry depositaries similar to DTC, to facilitate the initial issuance of the Registered Notes exchanged outside of the United States and cross-market transfers of the Notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Each of Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC.

When the Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive the Notes against payment therefor. After settlement, Clearstream or Euroclear, as the case may be, will credit its participant’s account. Credit for the Notes will appear on the next day (European time), in the case of Clearstream and Euroclear.

Because settlement of the issuance of the Notes will take place during New York business hours, DTC participants will be able to employ their usual procedures for sending the Notes to the relevant United States agent acting for the benefit of Clearstream or Euroclear, as the case may be, participants. As a result, to the DTC participant, a cross-market transaction will settle no differently than a transaction between two DTC participants.

When a Clearstream or Euroclear, as the case may be, participant wishes to transfer the Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear, as the case may be, through a participant at least one business day prior to settlement. In these case, Clearstream or Euroclear, as the case may be, will instruct its United States agent to transfer the Notes against payment therefor. The payment will then be reflected in the account of the Clearstream or Euroclear, as the case may be, participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in the New York City, New York. If settlement is not completed on the intended value date, proceeds credited to the Clearstream or Euroclear, as the case may be, participant’s account will instead be valued as of the actual settlement date.

Same-Day Settlement in respect of the Notes Represented by Global Notes

Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in DTC’s Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

REGISTRATION RIGHTS

The following description of the Registration Rights Agreement is a summary and does not describe every aspect of the Registration Rights Agreement. This summary is subject to, and is qualified in its entirety by, reference to all of the provisions of the Registration Rights Agreement. We urge you to read the Registration Rights Agreement in its entirety because it, not the following summary, will define your rights as a holder of Notes under that agreement. A copy of the Registration Rights Agreement may be obtained upon request at the address set forth under “Where You Can Find More Information.”

On September 22, 2022, we entered into the Registration Rights Agreement, pursuant to which the Company agreed, for the benefit of the holders of the Existing Notes, to use its commercially reasonable efforts to cause a registration statement to be filed with the SEC (the “exchange offer registration statement”) with respect to a registered offer (the “registered exchange offer”) to exchange the Existing Notes of each series for Registered Notes of the same series, which will have terms identical in all material respects to such Existing Notes, except that the Registered Notes will not contain transfer restrictions, to be declared effective and to complete the registered exchange offer within 365 days after the Company entered into the Registration Rights Agreement.

The Registration Rights Agreement provides that, promptly after the exchange offer registration statement has been declared effective, the Company will commence the registered exchange offer. The Company agreed to keep the registered exchange offer open for not less than 20 business days after the date notice is mailed to the holders of the Existing Notes, or longer if required by applicable law. Interest on each Registered Note will accrue from the last interest payment date on which interest was paid on the Existing Notes surrendered in exchange therefor or, if no interest has been paid on the Existing Notes, from the date of their original issuance. The Registered Notes will vote and consent together with the Existing Notes of the same series on all matters on which holders of such Existing Notes or Registered Notes are entitled to vote and consent.

Under existing interpretations of the staff of the SEC, the Registered Notes would generally be freely tradable after the completion of the registered exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer who is an affiliate of the Company or who intends to participate in the registered exchange offer for the purposes of distributing the exchange notes:

•	will not be able to rely on the interpretations of the staff of the SEC;

•	will not be entitled to participate in the registered exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Existing Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Existing Notes who wishes to exchange Existing Notes for Registered Notes pursuant to the registered exchange offer will be required to represent to the Company at the consummation of the registered exchange offer that:

•	it is not an affiliate of the Company;

•	it is not a broker-dealer tendering Existing Notes acquired directly from the Company for its own account;

•	the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•

it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

The Company’s consummation of the registered exchange offer are subject to certain conditions set forth in the Registration Rights Agreement, including, without limitation, our receipt of the representations from participating holders of Existing Notes as described above and in the Registration Rights Agreement.

If, due to a change in law or in applicable interpretations of the staff of the SEC, the Company determines upon the advice of its outside counsel that it is not permitted to effect the registered exchange offer, the Registration Rights Agreement provides that the Company will, at its reasonable cost:

•	as promptly as practicable file with the SEC a shelf registration statement (the “shelf registration statement”) covering resales of the Existing Notes;

•

use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 365 days after the date, if any, on which the Company became obligated to file the shelf registration statement; and

•

use the Company’s commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the date that is two years after the date that the Company enters into the Registration Rights Agreement or the time that all of the Existing Notes eligible to be sold under the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradeable pursuant to Rule 144(k) of the Securities Act and the applicable interpretations of the SEC.

In the event of an applicable shelf registration statement, for each relevant holder of Existing Notes, the Company agrees to:

•	provide copies of the prospectus that is part of the shelf registration statement;

•	notify each such Holder when the shelf registration statement has been filed and when it has become effective; and

•	take certain other actions as are required to permit unrestricted resales of the Existing Notes.

A holder that sells Existing Notes pursuant to such shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder, including certain indemnification obligations. No holder shall be entitled to be named as a selling security holder in such shelf registration statement or to use the prospectus forming a part thereof for resales of the Existing Notes unless such holder has signed and returned to the Company a notice and questionnaire as distributed by the Company consenting to such holder’s inclusion in the shelf registration statement and related prospectus as a selling security holder and providing further information to the Company. In addition, a holder will be required to deliver information to be used in connection with such shelf registration statement to benefit from the provisions set forth in the following paragraph.

If:

•

neither the registered exchange offer is completed within 365 days after the date that the Company entered into the Registration Rights Agreement nor the shelf registration (if applicable) has been declared effective within 365 days after the date, if any, on which the Company became obligated to file such shelf registration statement; or

•

such shelf registration statement has been both filed and effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the Registration Rights Agreement (each such event referred to in this bullet point and the previous bullet point, a “registration default”);

then, if the Company has not undertaken its commercially reasonable efforts in connection with any of the previous bullet points, the Company will, subject to certain exceptions, be required to pay additional interest as liquidated damages to the holders affected thereby, and additional interest will accrue on the principal amount of the Existing Notes affected thereby, in addition to the stated interest on the Existing Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to a maximum of 0.50% per annum thereafter while any registration default is continuing, until all registration defaults have been cured.

Following the cure of all registration defaults, the accrual of additional interest on the affected Existing Notes will cease and the interest rate will revert to the original rate on such Existing Notes. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Existing Notes with respect to any registration default.

Holders will also be required to suspend (on one or more occasions) their use of such shelf registration statement and the related prospectus upon written notice from the Company for a period not to exceed an aggregate of 120 days in any calendar year because of the occurrence of any material event or development with respect to the Company that, in its reasonable judgment, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

The Registration Rights Agreement provides that a Holder agrees to be bound by the provisions of the Registration Rights Agreement whether or not the holder has signed the Registration Rights Agreement.

PLAN OF DISTRIBUTION

Under existing interpretations of the Staff of the SEC, set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the Registered Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Existing Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the Registered Notes:

•	will not be able to rely on the interpretations of the Staff;

•	will not be entitled to participate in the Exchange Offers; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Registered Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Existing Notes that participates in the Exchange Offers will be required to represent to us at the time it transmits an agent’s message through ATOP and the consummation of the Exchange Offers that:

•	it is not an affiliate of ours;

•	it is not a broker-dealer tendering notes acquired directly from us for its own account;

•	the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•

it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

In addition, in connection with any resales of the Registered Notes, any broker-dealer that acquired Registered Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Registered Notes. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Registered Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of Registered Notes.

We have not sought and do not intend to seek a no-action letter from the SEC with respect to the Exchange Offers, and there can be no assurance that the Staff would make a similar determination with respect to the Registered Notes as it has in such no-action letters.

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Registered Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. The Company has agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Existing Notes for Registered Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities or arrangements and investors therein, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Existing Notes being taken into account in an applicable financial statement, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts, controlled foreign corporations, passive foreign investment companies, and persons holding the Existing Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax and the Medicare tax.

The exchange of an Existing Note for a Registered Note pursuant to the Exchange Offers (described under “Exchange Offers”) will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any taxable gain or loss upon the receipt of a Registered Note pursuant to the Exchange Offers, your holding period for a Registered Note will include the holding period of the Existing Note exchanged therefor, your adjusted tax basis in an Registered Note will be the same as the adjusted tax basis in the Existing Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning and disposing of an Existing Note will continue to apply to the Registered Note received in exchange therefor. Holders who did not purchase the Existing Notes at original issuance for cash at their original offering price should consult their own tax advisors with respect to the U.S. federal income tax considerations associated with owning and disposing of a Registered Note.

HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE CONSIDERATIONS RELATING TO OWNING AND DISPOSING OF THE REGISTERED NOTES.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of ERISA and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the Registered Notes or any particular investor. Neither this summary nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan investor or at Plan investors generally and any such investors in the Registered Notes, or beneficial interests therein, should consult and rely on their own counsel and advisers as to whether an investment in the Registered Notes is suitable for such Plan investor. Accordingly, each prospective investor should consult with its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect such investor with respect to the investment in the Registered Notes.

ERISA and the Code impose certain requirements on (i) employee benefit plans that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code and (iii) entities whose underlying assets include plan assets by reason of such employee benefit plan or plan’s investment in such entities (each such entity, a “Plan”) and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the Registered Notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering such Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the Registered Notes satisfies these requirements.

An investor who is considering acquiring the Registered Notes with the assets of a Plan must consider whether the acquisition and holding of the Registered Notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest,” as defined in Section 3(14) of ERISA, or a “disqualified person,” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Registered Notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example, when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the United States Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include (i) Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers, (ii) United States Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60 applicable to transactions involving insurance company general accounts, (iii) PTCE 90-1 regarding investments by insurance company pooled separate accounts, (iv) PTCE 91-38 regarding investments by bank collective investment funds, (v) PTCE 84-14 regarding investments effected by a qualified professional asset manager and (vi) PTCE 96-23 regarding investments effected by an in house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the Registered Notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.

As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code to have certain provisions of Title I of ERISA apply to it (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code, but may be subject to applicable Similar Laws. A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the Registered Notes satisfies the requirements, if any, under any applicable Similar Law.

Each investor in the Registered Notes will be deemed to represent and warrant with respect to the Registered Notes that (1) either (a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan, (b) it is a Plan or an entity whose underlying assets include the assets of a Plan and the acquisition and holding of the Registered Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any applicable Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the Registered Notes and (2) it will notify us and the Trustee with respect to the Registered Notes immediately if, at any time while holding the Registered Notes, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the Registered Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

Each purchaser or transferee of the Registered Notes that is a Plan shall be deemed to represent, warrant and agree that (i) neither Pilgrim’s Pride nor any of their respective affiliates, has provided, and none of them will provide, any investment advice within the meaning of Section 3(21) of ERISA to it or to any Plan Fiduciary in connection with its decision to invest in the Registered Notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of the Registered Notes and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Registered Notes.

This offer is not a representation by us that an acquisition of the Registered Notes meets any or all of the legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or an entity whose underlying assets include the assets of a Plan.

LEGAL MATTERS

Certain legal matters of United States federal and New York state law in connection with respect to the validity of the offered securities in connection with the Exchange Offers will be passed upon for Pilgrim’s Pride and the Subsidiary Guarantors by White & Case LLP. Certain legal matters in connection with Minnesota law will be passed upon for Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with West Virginia law will be passed upon for Pilgrim’s Pride Corporation of West Virginia, Inc. by Wharton, Aldhizer & Weaver, PLC.

EXPERTS

The consolidated financial statements of Pilgrim’s Pride Corporation (the “Company”) as of December 26, 2021 and December 27, 2020, and for each of the fiscal years in the three-year period ended December 26, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 26, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 26, 2021, contains an explanatory paragraph that states that the Company acquired Pilgrim’s Food Masters during 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 26, 2021, Pilgrim’s Food Masters’ internal control over financial reporting associated with total assets of $1.3 billion and total revenues of $293.6 million included in the consolidated financial statements of the Company as of and for the fiscal year ended December 26, 2021. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Pilgrim’s Food Masters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.pilgrims.com or from the SEC’s web site at http://www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the year ended December 26, 2021 filed with the SEC on February 18, 2022;

•	Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 26, 2021 filed with the SEC on March 15, 2022;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 26, 2021;

•

our Quarterly reports on Form 10-Q for the Quarterly Period ended March 27, 2022, filed with the SEC on April 28, 2022, for the Quarterly Period ended June 26, 2022, filed with the SEC on July 28, 2022, and for the Quarterly Period ended September 25, 2022, filed with the SEC on October 27, 2022; and

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2022, March 28, 2022 and May 2, 2022.

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greely, Colorado 80634

Attn: Investor Relations

(970) 506-7883

IRPPC@pilgrims.com

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

PILGRIM’S PRIDE CORPORATION

Offers to Exchange

Any and all of the outstanding 4.250% Sustainability-Linked Senior Notes due 2031

for registered 4.250% Sustainability-Linked Senior Notes due 2031

and

Any and all of the outstanding 3.500% Senior Notes due 2032

for registered 3.500% Senior Notes due 2032

PROSPECTUS

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrant incorporated as a corporation in Delaware

Article IX of the Amended and Restated Certificate of Incorporation of Pilgrim’s Pride (the “Company”) provides that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”), or (d) for any transaction from which the director derived an improper personal benefit; provided, however, that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Amended and Restated Corporate Bylaws (the “Bylaws”) of the Company provide that each person who is serving or served as director or officer of Pilgrim’s Pride, or is serving or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee at the request of Pilgrim’s Pride and his or her testator or intestate, shall be indemnified and held harmless by the Company in accordance with and to the full extent permitted by the DGCL (as may be amended) from and against any expense, liability, loss, judgements, penalties, (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually incurred or suffered by such person in connection with a legal proceeding.

Section 145 of the DGCL authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.

In addition, the Company has obtained a directors’ and officers’ liability and company reimbursement policy for itself and its subsidiaries that insures against certain liabilities under the Securities Act of 1933, as amended, subject to applicable retentions.

Registrants formed as limited liability companies in Minnesota

Section 4.10 of each of the operating agreements of Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC (collectively the “Minnesota Subsidiary Guarantors”) provides that such Minnesota Subsidiary Guarantor must indemnify the governors and managers of such Minnesota Subsidiary Guarantor and make advances for expenses to the maximum extent permitted under the Minnesota Limited Liability Company Act Section 322C.0101, et. seq, except to the extent the claim for which indemnification is sought is the result of fraud, deceit, gross negligence, willful misconduct, breach of the applicable operating agreement or a wrongful taking by such governors or managers. Each Minnesota Subsidiary Guarantor must indemnify its employees and other agents who are not governors or managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by the member of such Minnesota Subsidiary Guarantor. Each Minnesota Subsidiary Guarantor may purchase and maintain insurance on behalf of any such indemnitee against any liability asserted against such indemnitee and incurred by such indemnitee in such capacity, or arising out of such indemnitee’s status as aforesaid, whether or not such Minnesota Subsidiary Guarantor would have the power to indemnify such indemnitee against such liability under Section 4.10 of each applicable operating agreement.

Sections 332C.0110 and 332C.0408 of the Minnesota Revised Uniform Limited Liability Company Act authorizes and empowers each Minnesota limited liability company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and complied with applicable duties; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the limited liability company. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Sections 332C.0110 and 332C.0408 of the Minnesota Revised Uniform Limited Liability Company Act.

Registrant incorporated as a corporation in West Virginia

Article VII of the Amended and Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc. (“PPCWV”) provides that PPCWV shall indemnify directors and officers to the extent permitted, and in a manner provided by the West Virginia Business Corporation Act (“WVBCA”), as amended by succeeding legislation.

Section 31D-8-851 of the WVBCA authorizes and empowers each West Virginia corporation to indemnify an individual made a party to a proceeding because he or she is a director against liability incurred in a proceeding if: (1) (A) he or she conducted himself or herself in good faith; (B) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful; or (2) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Any indemnification under Section 31D-8-851 of the WVBCA, unless ordered by a court, must be made by the corporation only as authorized for a specific proceeding after a determination, in accordance with Section 31D-8-855 of the WVBCA, has been made that indemnification of the director is permissible because he or she has met the relevant standard and after authorization, in accordance with Section 31D-8-855 of the WVBCA, of the indemnification.

Section 31D-8-853 of the WVBCA also authorizes and empowers each West Virginia corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation with a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation; and (2) the director furnishes the corporation with a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he or she has not met the relevant standard of conduct.

Section 31D-8-852 of the WVBCA mandates that each West Virginia corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Section 31D-8-856 of the WVBCA authorizes and empowers each West Virginia corporation to indemnify and advance expenses to an officer who is party to a proceeding because he or she is an officer of the corporation: (1) to the same extent as a director; and (2) if he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (i) receipt by him or her of a financial benefit to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

Section 31D-8-857 of the WVBCA authorizes and empowers each West Virginia corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the WVBCA.

The foregoing statements of WVBCA are subject to the detailed provisions of Sections 31D-8-850 through 31D-8-859 of the WVBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors and officers, PPCWV has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of September 8, 2017, among JBS S.A., Granite Holdings S.à r.l., Onix Investments UK Limited and Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 2.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 11, 2017).

2.2	Share Purchase Agreement, dated as of August 25, 2019, by and among Tulip International (UK) Limited and Onix Investments UK Limited (incorporated by reference from Exhibit 2.4 of Pilgrim’s Pride Corporation’s Annual Report Form 10-K filed on February 21, 2020).

2.3	Exhibits to the Share Purchase Agreement, dated as of August 25, 2019, by and among Tulip International (UK) Limited and Onix Investments UK Limited (incorporated by reference from Exhibit 2.5 of Pilgrim’s Pride Corporation’s Annual Report on Form 10-K filed on February 21, 2020).

2.4#	Share Purchase Agreement, dated as of June 17, 2021, by and among Kerry Group plc, Pilgrim’s Pride Corporation, Onix Investments UK Limited and Arkose Investments ULC (incorporated by reference from Exhibit 10.1 of Pilgrim’s Pride Corporation’s Quarterly Report on Form 10-Q (No. 001-09273) filed on July 29, 2021).

2.5#	Side Letter to the Sale and Purchase Agreement, dated as of September 24, 2021, by and among Kerry Group plc, Pilgrim’s Pride Corporation, Onix Investments UK Limited and Arkose Investments ULC (incorporated by reference from Exhibit 10.2 of Pilgrim’s Pride Corporation’s Quarterly Report on Form 10-Q (No. 001-09273) filed on October 28, 2021).

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on May 3, 2021).

3.2	Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.2 of Pilgrim’s Pride Corporation’s Current Form 8-K (No. 001-09273) filed on May 3, 2021).

3.3	Certificate of Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc.

3.4	By-laws of Pilgrim’s Pride Corporation of West Virginia, Inc.

3.5	Articles of Organization of Gold’n Plump Poultry, LLC.

3.6	Second Amended and Restated Operating Agreement of Gold’n Plump Poultry, LLC.

3.7	Articles of Organization of Gold’n Plump Farms, LLC.

3.8	Second Amended and Restated Operating Agreement of Gold’n Plump Farms, LLC.

3.9	Articles of Organization of JFC LLC.

3.10	Amended and Restated Operating Agreement of JFC LLC.

4.1	Indenture dated as of September 29, 2017 among Pilgrim’s Pride Corporation, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and U.S. Bank National Association, as Trustee, relating to 5.875% Senior Notes due 2027 (incorporated by reference from Exhibit 4.2 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on October 3, 2017).

4.2	Form of 5.875% Senior Notes due 2027 (included in Exhibit 4.1).

4.3	Indenture dated as of April 8, 2021 among Pilgrim’s Pride Corporation, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and Regions Bank, as Trustee, relating to 4.250% Sustainability-Linked Senior Notes due 2031 (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on April 9, 2021).

4.4	First Supplemental Indenture, dated as of September 22, 2022 among Pilgrim’s Pride Corporation, as issuer, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee, relating to 4.250% Sustainability-Linked Senior Notes due 2031 (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 26, 2022).

4.5	Form of 4.250% Sustainability-Linked Senior Notes due 2031 (included in Exhibit 4.3).

4.6	Indenture, dated as of September 2, 2021 among Pilgrim’s Pride Corporation, as issuer, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee, relating to 3.500% Senior Notes due 2032 (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 2, 2021).

4.7	First Supplemental Indenture, dated as of September 22, 2022 among Pilgrim’s Pride Corporation, as issuer, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee, relating to 3.500% Senior Notes due 2032 (incorporated by reference from Exhibit 4.2 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 26, 2022).

Exhibit Number	Description

4.8	Form of 3.500% Senior Notes due 2032 (included in Exhibit 4.6).

4.9	Registration Rights Agreement, dated as of September 28, 2022, by and among Pilgrim’s Pride Corporation, and RBC Capital Markets, LLC, Barclays Capital Inc., BMO Capital Markets Corp. and Mizuho Securities USA LLC, as solicitation agents.

4.10	Stockholders Agreement dated December 28, 2009 between Pilgrim’s Pride Corporation and JBS USA Holding Lux, S.à.r.l., formerly known as JBS USA Holdings, LLC, as amended (incorporated by reference from Exhibit 3.3 to Pilgrim’s Pride Corporation’s Form 8-A (No. 001-09273) filed on December 27, 2012).

4.11	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on December 29, 2009).

5.1	Opinion of White & Case LLP.

5.2	Opinion of Wharton Aldhizer & Weaver PLC, West Virginia counsel to the Company.

5.3	Opinion of Faegre Drinker Biddle & Reath LLP, Minnesota counsel to the Company.

10.1	Multicurrency Revolving Facility Agreement, dated as of June 2, 2018, by and among Moy Park Holdings (Europe) Limited, certain of its subsidiaries, the Governor and Company of the Bank of Ireland, as agent, and the other lenders party thereto (incorporated by reference from Exhibit 10.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on June 12, 2018).

10.2	Revolving Line of Credit Agreement, dated as of December 14, 2018, by and among Banco del Bajío, Sociedad Anónima, Institución de Banca Múltiple as lender, Avícola Pilgrim’s Pride de México, Sociedad Anónima de Capital Variable as borrower, and Comercializadora de Carnes de México, Sociedad de Responsabilidad Limitada de Capital Variable, Pilgrim’s Pride, Sociedad de Responsabilidad Limitada de Capital Variable, and Pilgrim’s Operaciones Laguna, Sociedad de Responsabilidad Limitada de Capital Variable, as guarantors (incorporated by reference from Exhibit 10.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on December 20, 2018).

10.3	Fifth Amended and Restated Credit Agreement, dated as of August 9, 2021, by and among Pilgrim’s Pride Corporation, certain of its subsidiaries, CoBank, ACB, as administrative agent and collateral agent, and the other lenders party thereto (incorporated by reference from Exhibit 10.1 of the Company’s Current Report on Form 8-K (No. 001-09273) filed on August 11, 2021, as amended on August 16, 2021).

10.4+	Pilgrim’s Pride Corporation Long Term Incentive Plan (incorporated by reference from Exhibit 10.2 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on December 30, 2009).

10.5+	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 10, 2012).

10.6+	2019 Pilgrim’s Pride Corporation Long-Term Incentive Plan (incorporated by reference from Exhibit 10.14 of Pilgrim’s Pride Corporation’s Annual Report on Form 10-K filed on February 21, 2020).

10.7+	Form of Stock Award Agreement under the Pilgrim’s Pride Corporation Long Term Incentive Plan (incorporated by reference from Exhibit 10.1 to Pilgrim’s Pride Corporation’s Quarterly Report on Form 10-Q filed on April 28, 2021).

21.1	Subsidiaries of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 21 to Pilgrim’s Pride Corporation’s Annual Report on Form 10-K filed on February 18, 2022).

Exhibit Number	Description

22.1	List of Subsidiary Guarantors (included in Schedule A – Table of Subsidiary Guarantors included herein).

23.1	Consent of KPMG, LLP, independent registered public accounting firm.

23.2	Consent of White & Case LLP (included in Exhibit 5.1 hereto).

23.3	Consent of Wharton Aldhizer & Weaver PLC (included in Exhibit 5.2 hereto).

23.4	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.3 hereto).

24.1	Power of Attorney of Pilgrim’s Pride Corporation (included in the signature pages to this Registration Statement).

24.2	Power of Attorney of Pilgrim’s Pride Corporation of West Virginia, Inc. (included in the signature pages to this Registration Statement).

24.3	Power of Attorney of Gold’n Plump Poultry, LLC (included in the signature pages to this Registration Statement).

24.4	Power of Attorney of Gold’n Plump Farms, LLC (included in the signature pages to this Registration Statement).

24.5	Power of Attorney of JFC LLC (included in the signature pages to this Registration Statement).

25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Regions Bank.

107	Filing Fee Table.

+	Indicates management contract or compensatory plan.
#

Portions of this exhibit have been omitted as the registrants have determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the registrants customarily and actually treat as private or confidential.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 22. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities, that, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)

That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, such registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10)

Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on December 22, 2022.

PILGRIM’S PRIDE CORPORATION

By:	/s/ Matthew Galvanoni
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Pilgrim’s Pride Corporation do hereby constitute and appoint Matthew Galvanoni, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2022. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ Gilberto Tomazoni Gilberto Tomazoni	Chairman of the Board

/s/ Fabio Sandri Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Farha Aslam Farha Aslam	Director

/s/ Arquimedes A. Celis Arquimedes A. Celis	Director

/s/ Raul Padilla Raul Padilla	Director

Signature	Title

/s/ Wallim Cruz de Vasconcellos Junior Wallim Cruz de Vasconcellos Junior	Director

/s/ Joanita Maria Maestri Karoleski Joanita Maria Maestri Karoleski	Director

/s/ Ajay Menon Ajay Menon	Director

/s/ Andre Nogueira de Souza Andre Nogueira de Souza	Director

/s/ Vincent Trius Vincent Trius	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on December 22, 2022.

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

By:	/s/ Matthew Galvanoni
Matthew Galvanoni
Vice-President and Chief Financial Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Pilgrim’s Pride Corporation of West Virginia, Inc. do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2022. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ Fabio Sandri Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gilberto Tomazoni Gilberto Tomazoni	Director

/s/ Fabio Sandri Fabio Sandri	Director

/s/ Matthew Galvanoni Matthew Galvanoni	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on December 22, 2022.

GOLD’N PLUMP POULTRY, LLC

By: JFC LLC, its sole member

By:	/s/ Matthew Galvanoni
Matthew Galvanoni
Vice-President and Chief Financial Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Gold’n Plump Poultry, LLC do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2022. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ Fabio Sandri Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Vice President and Chief Accounting Officer of JFC LLC, the sole member of Gold’n Plump Poultry, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on December 22, 2022.

GOLD’N PLUMP FARMS, LLC

By: JFC LLC, its sole member

By:	/s/ Matthew Galvanoni
Matthew Galvanoni
Vice-President and Chief Financial Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Gold’n Plump Farms, LLC do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2022. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ Fabio Sandri Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Vice President and Chief Accounting Officer of JFC LLC, the sole member of Gold’n Plump Farms, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on December 22, 2022.

JFC LLC

By: Pilgrim’s Pride Corporation, it sole member

By:	/s/ Matthew Galvanoni
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of JFC LLC do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2022. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ Fabio Sandri Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew Galvanoni Matthew Galvanoni	Chief Financial Officer and Chief Accounting Officer of Pilgrim’s Pride Corporation, the sole member of JFC LLC